EXHIBIT 1
To Shareholders in the United States
The exchange offer or business combination referred to in this document is made for the securities of a foreign company. The offer is subjected to the disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.
It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its offices and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

[Translation]
February 24, 2011
To whom it may concern

Company Name President Name	Sumisho Computer Systems Corporation Nobuhide Nakaido Chairman & CEO (Code: 9719, First Section of Tokyo Stock Exchange)
Inquiries	Tetsuya Fukunaga Director & Executive Vice President Chief Financial Officer (TEL. +81-3-5166-1150)

Company Name President Name	CSK Corporation Takeshi Nakanishi President & Chief Operating Officer (Code: 9737, First Section of Tokyo Stock Exchange)
Inquiries	Tatsuyasu Kumazaki Director & Managing Executive Officer (TEL. +81-3-6438-3055)
Notice Regarding Sumisho Computer Systems Corporation and CSK Corporation Entering into a Merger Agreement
     We are pleased to announce that Sumisho Computer Systems Corporation (“SCS”) and CSK Corporation (“CSK”; together with SCS, the “Companies”) have passed resolutions at their respective board of directors meetings held on February 24, 2011, approving an absorption-type merger (the “Merger”) in which SCS is the surviving company and CSK is the extinguished company, with shares of SCS being issued to shareholders of CSK as consideration for the Merger (the shares being provided as consideration for the Merger, the “Merger Price”). Furthermore, as of the same date, the Companies have entered into a merger agreement in connection with the Merger (the “Merger Agreement”) and an Integration Agreement in connection with the integration of the business operations of the Companies.
     The Merger is conditioned, among other things, on SCS, together with Sumitomo Corporation (Code: 8053, First Section of Tokyo Stock Exchange, “Sumitomo”), completing a tender offer for the Shares, etc. of CSK (the “Tender Offer”) which is scheduled to be undertaken during the purchase period from March 10, 2011 through April 11, 2011.
     For further details regarding the Tender Offer, please also see the press release of Sumitomo and SCS, “Notice Regarding the Commencement of a Tender Offer of the Shares, etc. of CSK Corporation” and the press release of CSK, “Announcement Concerning Expression of Opinion in Favor of Tender Offer by Sumitomo Corporation and Sumisho Computer Systems Corporation for the Shares etc. of the Company” both of which were issued today.

1.      Objective of Merger
     SCS is an information services provider established in 1969 as a subsidiary of Sumitomo. SCS was listed on the second section of the market of Tokyo Stock Exchange, Inc. (the “Tokyo Stock Exchange”) in 1989 and assigned to the first section of the Tokyo Stock Exchange in 1991. In August of 2005, it merged with another subsidiary of Sumitomo, Sumisho Electronic Co., Ltd. in order to expand its scope of operations. In addition, SCS entered into a basic agreement to form a business and capital alliance with CSK in September of 2009.
     CSK is a major independent information services provider established in 1968. CSK was listed on the second section of the market of the Tokyo Stock Exchange in 1982 and assigned to the first section of the Tokyo Stock Exchange in 1985. In recent years, in addition to its main business as an information service provider, it has diversified its business by expanding into the securities and real estate businesses. However, CSK recorded substantial losses in its financial results for the fiscal year ended March 2009 due to the slump in the financial services business, including the real estate securitization business. Pursuant to the basic agreement entered into with Ant Corporate Advisory Inc. (currently ACA Inc.) in July of 2009, CSK increased its capital, and has been undertaking operational restructuring by returning to a focus on information services operations and withdrawing from the securities and real estate businesses. Currently, CSK has merged its core business into what was formerly a pure holding company, CSK Holdings Corporation, and is expanding its operational and profit base as CSK Corporation, an operating holding company.
     The information services industry in Japan is expected to slowly shift towards recovery with the improvement in the corporation results of Japanese companies. However, with the continuing opaqueness of the macro-economy, recovery is expected to be gradual. In addition, over the middle to long-term, the economy will undergo a transition from a period of growth to one of maturity; this trend is particularly true with respect to the domestic market. Furthermore, with the use of IT in all aspects of corporate activities, the variety and complexity of IT services have been increasing. At the same time, the needs of corporate clients for IT investments have shifted from IT investments aimed at reducing costs and improve results, to strategic IT investments aimed at improving productivity and gaining a competitive advantage. In addition, along with the increasing globalization of corporate activities, establishment of a global structure with respect to IT systems is strongly in demand.
     At the same time, there is increasing competition not only from domestic companies specializing in IT services, but also competition from IT hardware companies strengthening their IT services, as well as increased competition from countries such as India and China which are creating an ever more internationally competitive environment. In addition, the entire industry is on the verge of entering a new era; there is expected to be more activity involving the realignment of the entire industry to reflect these changes in the business and competition environments.
     Following the execution of a basic agreement to form a business and capital alliance in September of 2009, at the meeting of the Business Alliance Committee, jointly chaired by the representative directors of each of the Companies, the Companies have repeatedly held discussions to pursue a win-win outcome for the business of each party. With the aforementioned understanding of the market, the Companies decided through these discussions that the best way of establishing a lead position in the industry in the future, is to concentrate their human and technological resources on strengthening their client bases, to provide further client services that aim at a high level of customer satisfaction and to promote these on a global scale. In addition, as a result of numerous discussions on the form of integration, the Companies concluded that a merger is the best way of accomplishing these goals and the respective boards of directors of the Companies passed resolutions on entering into the Merger Agreement at their respective board of directors meetings on February 24, 2011.
     As of the effective date of the Merger, the surviving company, SCS (SCS, following the Merger, will be “New Company”) is expected to change its business name to SCSK Corporation. In addition, with respect to business operations following the Merger, for a period of time following the effective date of the Merger, SCS and CSK will each continue to operate their respective businesses as “companies” within the New Company.
     By integrating the services of the Companies, the New Company will be able to provide all of the following services: system development, design and management of IT infrastructure, BPO (business process outsourcing) and sales of IT hardware/software. Furthermore, by combining the knowledge of SCS, which has supported the worldwide IT system networks of corporate customers, including Sumitomo, with the client base of CSK, which has developed into a major independent company in the IT services industry, we aim to become a comprehensive global IT services company, leading the future of the IT services industry.
     SCS and CSK are planning the following measures to reinforce their management basis of the New Company.
(a)	Strengthening and Expansion of the Business Base

By closely integrating the system development, design and management of IT infrastructure, BPO, and sales of IT hardware/software related businesses of the Companies, it will become possible to provide a one-stop service to corporate clients. We expect that this will enable the Companies to meet the diversifying needs of clients, to improve customer satisfaction and to create new customer services.

Although there is overlap in the Companies’ areas of expertise, the existing client bases of the Companies are complimentary. By mutually using the technology, know-how and intellectual property, etc. of the Companies in these business areas, the New Company will be able to develop specialized expertise in each business area. We also aim to establish ourselves as a leader of each industry sector with respect to technology and scope of clientele. To strengthen the New Company in connection with the industry’s future trend of cloud-based computing, we will expand our infrastructure through the integration of the data center business of the Companies and make early investments in such things as the foundations of a cloud-based network based on the expansion of the scope of business, various types of capital resources and technological ability. At the same time, we will be able to provide hybrid cloud services by offering BPO, which is a high value-added service, and a strength and unique feature of CSK.

In the area of ERP (enterprise resource planning software), the integration of the Companies’ resources will allow us to undertake measures to strengthen the area of ERP, including SCS’s own ERP package software, “ProActive”.

With the expected further increase in the number of Japanese companies expanding overseas, we anticipate an increase in the needs of our corporate clients with respect to IT governance on a global basis. Using SCS’s experience and knowledge of overseas IT support and CSK’s good client base, we aim to strengthen the global development of our business and further expand the scale of our business by supporting the overseas expansion of our corporate clients.

(b)	Strengthening Management Infrastructure / Improving Management Efficiency

In addition to increasing our human resources, we expect that by being a group company of Sumitomo, our credibility will be improved, resulting in a stabilization of our financial basis.

With respect to improving the productivity and quality of our system development service, we expect to minimize development costs by effectively using domestic and worldwide locations of the Companies and by selectively outsourcing to external companies. In addition, we aim to improve both productivity and quality by integrating the development methods and project management methods of the Companies, from which we can expect to strengthen our competitiveness and ability to satisfy the increasingly sophisticated and diverse needs of our corporate clients and thus, improve customer satisfaction.

With respect to the data center business, we will aim to decrease operational costs by increasing efficiency through the use of economies of scale. Furthermore, with respect to the sales of various hardware/software, we believe we can efficiently procure necessary products through bulk purchases.

In addition, we will aim for a decrease in sales and general administrative expenses and an increase in our revenue base as a result of the appropriate placement of personnel.

(c)	Strengthening and Enhancement of Technology and Human Resources

By improving our ability to propose new ideas, our technology and our ability to provide services through the integration of engineers of the Companies, we will improve our ability to meet the increasingly sophisticated and diverse needs of corporate clients and deepen our relationships with our existing clients while actively seeking new clients. In addition, we will strengthen our involvement in large-scale matters and actively create new services. We will also strengthen our R&D capabilities by integrating the R&D related resources of the Companies and expand our use of new technologies and connect these to the creation of new businesses.

In addition, we will aim to promote the development of personnel as a primary policy of the New Company. By integrating the Companies’ know-how related to the development of personnel, we can strengthen our personnel and create a new corporate culture.

For the purpose of quickly and smoothly promoting the objectives of the integration of the Companies following the Merger, SCS and CSK have agreed to establish a joint Integration Promotion Committee as a body to discuss important matters related to the integration and as a forum to create a certain degree of consensus between the Companies. The Integration Promotion Committee will discuss the details of each of the aforementioned matters.

Sumitomo, the parent company of SCS, believes that for the New Company to maximize the synergy effect of the Merger and increase corporate value, the integration of the management of SCS and CSK should occur at an early stage. Sumitomo also believes it is important for the New Company to focus on a growth strategy as early as possible and expects that this will also result in an increase in the corporate value of Sumitomo itself. For this purpose, as with past practice, Sumitomo’s policy with regards to the New Company is to support the New Company by actively providing a wide range of managerial resources, including human resources, such as sending directors to the New Company and offering Sumitomo’s managerial, financial and risk management know-how.
According to Sumitomo, while the New Company will become a consolidated subsidiary of Sumitomo, in the interests of establishing the independence of the New Company and the need to control the size of the net assets of Sumitomo (replacing assets) and capital recovery, after a certain period has passed following the Merger, Sumitomo is considering, as a plausible option, making the New Company an equity method affiliate of Sumitomo, while maintaining Sumitomo’s position as the primary shareholder. However, being a matter that requires the consideration of many factors including the status of the managerial integration of the New Company, the business environment after the Merger, share prices and wishes of the New Company, this matter has not yet been determined.
2.      Outline of Merger
(1)	Schedule of Merger

Date of Board of Directors Resolutions (the Companies)	February 24, 2011
Date of Execution of Merger Agreement (the Companies)	February 24, 2011
Date of Commencement of the Tender Offer	March 10, 2011 (planned)
Record Date of the Annual Shareholders Meeting (the Companies)	March 31, 2011 (planned)
End Date of Period of the Tender Offer	April 11, 2011 (planned)
Annual Shareholders Meeting (the Companies) Class Shareholders Meeting (CSK)	Late June 2011 (planned)
Date of the Delisting of the Common Shares of CSK and the 7th Series Unsecured Convertible Bonds Issued by CSK	September 28, 2011 (planned)
Effective Date of the Merger	October 1, 2011 (planned)
Date on which the Merger Price is to be Delivered	October 1, 2011 (planned)

(Note)	With respect to class F preferred shares of CSK which SCS acquires through the Tender Offer, a date later than the settlement date of the Tender Offer is planned to be set as the record date for the class shareholders meeting with respect to the approval of the Merger Agreement and other matters necessary for the Merger, so that SCS will be able to exercise voting rights. In addition, with respect to the common shares of CSK which Sumitomo acquires through the Tender Offer, there are no plans to grant voting rights pursuant to the provision of Article 124, Paragraph 4 of the Companies Act.
(2)	Method of Merger
The Merger is planned to be conducted as an absorption-type merger in which SCS is the surviving company and CSK is the extinguished company, subject to the completion of the Tender Offer, etc. CSK plans to dissolve as of October 1, 2011, the effective date of the Merger.
SCS will conduct the Merger upon approval of the Merger Agreement and other matters necessary for the Merger at the annual shareholders meeting scheduled to be held in late June of 2011.
In addition, CSK will conduct the Merger upon approval of the Merger Agreement and other matters necessary for the Merger at the annual shareholders meeting and the class shareholders meeting of class A preferred shareholders, the class shareholders meeting of class B preferred shareholders, the class shareholders meeting of class E preferred shareholders and the class shareholders meeting of class F preferred shareholders, scheduled to be held in late June of 2011; provided, however, that CSK is able to omit holding the class shareholders meetings by the procedure under Article 319, Paragraph 1 of the Companies Act applied mutatis mutandis pursuant to Article 325 of the Companies Act.
(3)	Details of the Allotment with respect to Merger

SCS	CSK
(Surviving Company in	(Extinguished Company in
Absorption-type Merger)	Absorption-type Merger)
1 Common Share	0.24 Common Share(s)
1 Class A Preferred Share	1 Class A Preferred Share
1 Class B Preferred Share	1 Class B Preferred Share
1 Common Share	2,400 Class E Preferred Shares

(Note 1)	With respect to the common shares issued by CSK, 0.24 common shares of SCS per one (1) common share of CSK will be allotted and delivered; provided, however, that shares will not be allotted through the Merger with respect to CSK shares held by SCS and treasury shares held by CSK (14,273 shares as of December 31, 2010) immediately before the Merger takes effect.

(Note 2)	With respect to the preferred shares issued by CSK, one (1) class A preferred share of SCS provided in Exhibit 1 per one (1) class A preferred share of CSK, one (1) class B preferred share of SCS provided in Exhibit 2 per one (1) class B preferred share of CSK, and 2,400 common share(s) of SCS per one (1) class E preferred share of CSK will be allotted and delivered. No cash or other assets will be delivered upon the Merger with respect to class F preferred shares of CSK, since SCS plans to hold all class F preferred shares of CSK through the Tender Offer.

(Note 3)	In case of a material change to the conditions which constitute the basis of calculation, the merger ratios, etc. stated in Notes 1 and 2 above are subject to change upon consultation between SCS and CSK.

(Note 4)	Number, etc. of SCS shares to be delivered upon the Merger (planned)

53,696,025 shares of common shares, 15,000 shares of class A preferred shares, 15,000 shares of class B preferred shares

The number of common shares to be delivered upon the Merger as above is the total of (a) the number of common shares of SCS (41,696,025 shares) planned to be allotted for the common shares of CSK (173,733,441 shares) calculated by subtracting the number of treasury shares held by CSK (14,273 shares) from the number of issued common shares of CSK as of December 31, 2010 (125,747,714 shares) and adding the number of common shares of CSK which will be issued or transferred due to exercise of the 6th series stock acquisition rights and the 7th series stock acquisition rights (48,000,000 shares) and (b) the number of common shares of SCS (12,000,000 shares) planned to be allotted to class E preferred shares of CSK (5,000 shares). The number of shares to be delivered upon the Merger may be changed in the future due to changes in the number of treasury shares of CSK, etc.

(Note 5)	Treatment of shares less than one share unit

Shareholders who will own common shares of SCS less than one share unit (shares less than 100 shares) upon the Merger will not be able to sell shares less than one share unit at a securities exchange. In particular, shareholders of CSK who own less than 417 common shares of CSK are expected to own only SCS shares less than one share unit. We believe that more than 70% (this percentage is based on the shareholder register of CSK as of September 30, 2010 and may differ from the current percentage) of all common shareholders of CSK are such shareholders. Shareholders who will own common shares of SCS less than one share unit are able to utilize the procedures for the SCS shares set forth below.

• Procedure for additional purchase for shares less than one share unit

This is a procedure in which, pursuant to Article 194, Paragraph 1 of the Companies Act and the

provisions of the articles of incorporation, a shareholder is able to demand SCS to sell a number of shares that will together, with the SCS shares equaling less than one share unit already owned by the shareholder, constitute a share unit.

• Procedure for acquisition for shares less than one share unit (sale of shares less than one share unit)

This is a procedure in which, pursuant to Article 192, Paragraph 1 of the Companies Act, shareholders who own SCS shares of less than one share unit are able to demand SCS to purchase such shares.

(Note 6)	Disposition of fractional shares totaling less than one share

If there is any fraction of less than one share among the common shares of SCS which must be delivered to common shareholders of CSK upon the Merger, monetary compensation based on the value of the fractional portion of a share will be delivered to the shareholder pursuant to Article 234 of the Companies Act and other related laws and regulations.
(4)	Treatment with respect to Stock Acquisition Rights and Convertible Bonds upon Merger Stock acquisition rights and convertible bonds issued by SCS and CSK shall be treated as follows:
(i) Upon the Merger, SCS will allot and deliver SCS Stock Acquisition Rights (stock acquisition rights of SCS provided in Exhibit 3 attached to the convertible bonds of SCS provided in Exhibit 3; hereinafter the same) to stock acquisition right holders as of the time immediately before the Merger takes effect (excluding SCS and CSK; “Holder of CSK Stock Acquisition Rights Subject to Allotment”) of the stock acquisition rights (“CSK Stock Acquisition Rights Subject to Allotment”) attached to CSK Corporation 130% call option attached unsecured convertible type bonds with stock acquisition rights (7th Series) issued by CSK (issued on July 27, 2006, the “7th Series Unsecured Convertible Bonds”) at a ratio of one (1) SCS Stock Acquisition Right per one (1) CSK Stock Acquisition Right Subject to Allotment owned by the Holder of CSK Stock Acquisition Rights Subject to Allotment, as stock acquisition rights to replace the CSK Stock Acquisition Rights Subject to Allotment.
(ii) Upon the Merger, SCS will succeed all obligations with respect to those bonds of the 7th Series Unsecured Convertible Bonds which are still not redeemed immediately before the Merger takes effect. It is planned that the convertible bonds to be succeeded by SCS will be listed on the Tokyo Stock Exchange on October 1, 2011. In addition, it is planned that the euro yen convertible bonds due 2011 issued by CSK (issued on September 4, 2003) will be redeemed at maturity prior to the time immediately before the Merger takes effect.
(iii) SCS will not deliver stock acquisition rights or cash to replace the 7th series stock acquisition rights issued by CSK (issued on September 30, 2009) upon the Merger. It is planned that Sumitomo will hold all of the 7th series stock acquisition rights issued by CSK through the Tender Offer. We have received notification from Sumitomo that it plans to exercise all of the 7th series stock acquisition rights issued by CSK before the Merger takes effect.
(iv) The period during which the 6th series stock acquisition rights issued by CSK (issued on September 30, 2009) may be exercised will end on March 31, 2011. All of the 6th series stock acquisition rights issued by CSK are owned by Godo Kaisha ACA Investments (“ACAI”) as of this date; however, ACAI has agreed with Sumitomo and SCS that ACAI will exercise all of the 6th series stock acquisition rights issued by CSK by March 31, 2011 and tender to the Tender Offer the CSK common shares that are delivered to ACAI.
3.      Basis of Calculation of the Allotment in Connection with the Merger
(1)	Basis of Calculation
To ensure the fairness of the purchase price of the common shares in the Tender Offer and the Merger Price with respect to the common shares, in deciding the purchase price and the Merger Price, SCS has requested its financial advisor, Nomura Securities Co., Ltd. (“Nomura Securities”) in their capacity as third-party appraiser, independent from SCS and CSK, to calculate the share values of SCS and CSK. Nomura Securities used the average market price analysis method, comparable company analysis method and discount cash flow method (“DCF Method”) to calculate the value of each share of SCS and CSK. SCS received from Nomura Securities, a Share Value Appraisal Report in connection with the share value of CSK and a Merger Ratio Report in connection with the merger ratio of SCS and CSK with respect to the common shares. SCS has obtained from Nomura Securities an opinion concerning the fairness of the Merger Price with respect to the common shares (fairness opinion).
The number of common shares of SCS to be allotted per common share of CSK as calculated by Nomura Securities is as follows:

Valuation Method	Valuation Range of Merger Ratio
Average Market Price Analysis Method	0.25-0.27
Comparable Company Analysis Method	0.10-0.19
DCF Method	0.08-0.26
The average market price analysis method uses the closing per-share value of the common share on the reference date (February 21, 2011), and the average closing per-share value for the one-week, one month, three month and six month periods preceding the reference date.
In calculating the merger ratio with respect to the common shares, Nomura Securities generally relied upon the information provided by the Companies and public information “as is”, assuming the materials and information, etc. used were accurate and complete. Nomura Securities has not independently confirmed the accuracy or completeness of such materials and information. In addition, Nomura Securities has not independently undertaken an appraisal, assessment or audit, nor has it requested a third party organization to undertake an assessment or audit with respect to the assets and debts (including contingent liabilities) of the Companies and their respective affiliated companies, including a separate analysis and appraisal for each asset and debt. With respect to the financial forecast of the Companies, Nomura Securities has assumed that the financial forecasts were made in a reasonable manner, based on the best forecast and judgment which could be obtained by the management of the Companies at that time.
Neither SCS nor CSK expect a drastic increase or decrease in the future profits plan that was relied on by Nomura Securities in its analysis using the DCF Method.
On the other hand, to ensure the fairness of the Merger Price with respect to the common shares, in deciding the Merger Price with respect to common shares, CSK requested its financial advisor, Mizuho Securities Co., Ltd. (“Mizuho Securities”) as a third-party appraiser, independent from CSK and SCS, to calculate the merger ratio with respect to common shares based on the share value of CSK and SCS. Mizuho Securities used the market price reference analysis method, comparable company analysis method and DCF Method to calculate the value of the shares of CSK and SCS. CSK received from Mizuho Securities a Merger Ratio Report in connection with the merger ratio of CSK and SCS with respect to the common shares. In addition, CSK received from Mizuho Securities a fairness opinion regarding the fairness of the Merger Price with the respect to the common shares.
The number of common shares of SCS to be allotted per common share of CSK as calculated by Mizuho Securities is as follows:

Valuation Method	Valuation Range of Merger Ratio
Market Price Reference Analysis Method	0.24-0.28
Comparable Company Analysis Method	0.21-0.25
DCF Method	0.20-0.27
The market price reference analysis method uses the per-share value of the common share on the reference date (February 23, 2011), and the average closing per-share value for the one-week, one month, three month and six month periods preceding the reference date.
In calculating the merger ratio with respect to the common shares, Mizuho Securities generally relied upon the information provided by the Companies and public information “as is”, assuming the materials and information, etc. used were accurate and complete. Mizuho Securities has not independently confirmed the accuracy or completeness of such materials and information. In addition, Mizuho Securities has not independently undertaken an appraisal, assessment or audit, nor has it requested a third party organization to undertake an assessment or audit with respect to the assets and debts (including contingent liabilities) of the Companies and its affiliated companies, including a separate analysis and appraisal of each asset and debt. With respect to the financial forecast of the Companies, Mizuho Securities has assumed that the financial forecasts were made in a reasonable manner, based on the best forecast and judgment which could be obtained by the management of the Companies at that time.
Neither SCS nor CSK expect a drastic increase or decrease in the future profits plan that was relied on by Mizuho Securities in its analysis using the DCF Method.
Further, SCS and CSK did not obtain any valuation report from a third party in deciding the merger ratio, etc., of the class A preferred shares, class B preferred shares, class E preferred shares, 7th series stock acquisition rights, euro yen convertible bond due 2011 or 7th Series Unsecured Convertible Bonds in the Merger.
Since class A preferred shares and class B preferred shares will be succeeded through the Merger as preferred shares of the New Company, upon adjusting the conversion price based on the merger ratio with respect to the common shares, the Companies have agreed to allot and deliver one (1) class A preferred share of the New Company per one (1) class A preferred share and one (1) class B preferred share of the New Company per one (1) class B preferred share. With respect to class E preferred shares, the Companies have calculated the merger ratio by multiplying the number of the common shares converted by the put option of class E preferred shares exchangeable for the common shares by the merger ratio with respect to the common shares. With respect to the 7th Series Unsecured Convertible Bonds, upon adjusting the conversion price based on the merger ratio with respect to the common shares, the Companies have decided to allot and deliver one (1) unsecured convertible bond of the New Company per one (1) 7th series unsecured convertible bond.
(2)	Process of Calculation
In executing the Merger Agreement, SCS and CSK each requested Nomura Securities (in the case of SCS) and Mizuho Securities (in the case of CSK), to calculate the Merger Price with respect to the common shares as third-party appraisers to ensure the transparency and fairness of the related transactions. Nomura Securities used the average market price analysis method, comparable company analysis method and DCF Method and Mizuho Securities used the market price reference method, comparable company analysis method and DCF Method to calculate the share values of SCS and CSK and obtained the results set forth in “(1) Basis of Calculation” above. SCS considered the results of the calculation of the Merger Price with respect to the common shares by Nomura Securities while CSK considered the results of the calculation of the Merger Price with respect to the common shares by Mizuho Securities. As a result, after numerous discussions and negotiations between the Companies, the Companies ultimately reached the conclusion that the merger ratio set forth above was appropriate and reached an agreement, considering overall factors including the financial situation, assets and future prospects, of the Companies using the results of the Merger Ratio Report separately obtained by each Company as a reference.
(3)	Relationship with Appraisers
Nomura Securities, the financial advisor (the appraiser) of SCS is not a related party of SCS or CSK, and has no material interest to be noted in relation to the Merger.
Furthermore, Mizuho Securities, the financial advisor (the appraiser) of CSK is not a related party of SCS or CSK, and has no material interest to be noted in relation to the Merger.
(4)	Likelihood of and Reasons for Delisting
(a)	Likelihood of and Reasons for Delisting

The Tender Offer is not intended to delist the common shares of CSK and the 7th Series Unsecured Convertible Bonds. However, because Sumitomo and SCS have not set a maximum limit on the number of Shares, etc. to be purchased, there is, depending on the outcome of the Tender Offer, a possibility of the common shares of CSK being delisted in accordance with the established procedures and pursuant to the share delisting standards of the Tokyo Stock Exchange.

In addition, even if the share delisting standards are not applicable at the time of the completion of the Tender Offer, SCS and CSK plan to undertake the Merger pursuant to the Merger Agreement.

The Merger does not directly aim to delist the common shares of CSK and the 7th Series Unsecured Convertible Bonds. However, by undertaking the Merger with SCS as the surviving company, pursuant to the share delisting standards of the Tokyo Stock Exchange, the common shares of CSK and the 7th Series Unsecured Convertible Bonds are expected to be delisted on September 28, 2011. Following delisting, the common shares of CSK and the 7th Series Unsecured Convertible Bonds will not be able to be traded on the Tokyo Stock Exchange. However, it is planned that common shares of the New Company will be allotted and delivered for the common shares of CSK on the effective date of the Merger; the common shares of the New Company can be continuously traded on the Tokyo Stock Exchange after the Merger. In addition, it is planned that the 7th Series Unsecured Convertible Bonds will be succeeded by the New Company upon the Merger and that such succeeded convertible bonds will be listed on the Tokyo Stock Exchange on October 1, 2011.

(b)	Reason for Aiming to Delist and Consideration of Alternative Measures

We believe that because the common shares of SCS, the surviving company of the Merger, are listed on the Tokyo Stock Exchange, trading of shares of more than one share unit continues to be possible, and we can secure the liquidity of the shares even after the Merger.

Currently, shareholders holding less than 417 common shares of CSK, and who will have less than one share unit of SCS (less than 100 shares) following the Merger, will not be able to sell their shares on the stock exchange, but may use the procedures for purchasing or selling SCS shares for parties with less than one share unit. For details of these procedures, please see Note 5 of “2. Outline of Merger” — “(3) Details of the Allotment with respect to Merger” above.

Shareholders of common shares of CSK may continue to trade the common shares of CSK in their possession at the Tokyo Stock Exchange until the last trading date, September 27, 2011 (planned).
(5)	Measures to Ensure Fairness

To ensure the fairness of the Merger, SCS has implemented the following measures:

(a) Obtaining a Merger Ratio Report, etc. from an Independent Third Party Appraiser

As set forth in “3. Basis of Calculation of the Allotment in Connection with the Merger” — “(1) Basis of Calculation”, SCS has requested Nomura Securities to calculate the share values of SCS and CSK with respect to common shares, and obtained a Share Value Appraisal Report in connection with the share value with respect to common shares of CSK and a Merger Ratio Report in connection with the merger ratio with respect to the common shares for the Merger. SCS considered and made a decision on the Merger at its board of directors meeting after considering the assessment and opinion of Nomura Securities, the third party appraiser, and following negotiations and discussions with CSK. SCS has obtained an opinion (fairness opinion) from its third party appraiser, Nomura Securities dated February 23, 2011 stating that, from a financial perspective, the merger ratio with respect to the common shares of the Merger is fair to the shareholders of the common shares of SCS.

(b) Advice from an Independent Law Firm

For the purposes of ensuring the fairness and adequacy of the decision-making by SCS’s board of directors, SCS has obtained legal advice on the method and process of the decision-making etc., by SCS from Nagashima Ohno & Tsunematsu as its legal adviser independent of SCS and CSK.

At the same time, to ensure the fairness of the Merger, CSK has implemented the following measures:
(a)	Obtaining a Merger Ratio Report from an Independent Third Party Appraiser

As set forth in “3. Basis of Calculation of the Allotment in Connection with the Merger” — “(1) Basis of Calculation”, CSK requested Mizuho Securities to calculate the Merger Price with respect to the common shares and obtained a Merger Ratio Report. CSK considered and made a decision on the Merger at its board of directors meeting considering the assessment and opinion of the third party appraiser and following negotiations and discussions with SCS. CSK has obtained an opinion (fairness opinion) from its third party appraiser, Mizuho Securities dated February 23, 2011 stating that, from a financial perspective, the merger ratio of the Merger with respect to common shares is fair to the shareholders of the common shares of CSK. CSK did not request for its third party appraiser, Mizuho Securities to assess the purchase price of the common shares, class F preferred shares, the 7th series stock acquisition rights, the euro yen convertible bonds due 2011 or the 7th Series Unsecured Convertible Bonds of CSK in the Tender Offer.

(b)	Advice from an Independent Law Firm

For the purposes of ensuring fairness and the adequacy of the decision-making by CSK’s board of directors, CSK has obtained legal advice on the method and process of the decision-making, etc. by CSK from Anderson Mori & Tomotsune as its legal adviser independent of CSK, SCS and Sumitomo.
(6)	Measures to Avoid Conflicts of Interest
At SCS there are no directors with conflicts of interest in connection with the board of directors resolutions in connection with the Merger. Therefore, there have been no special measures implemented to avoid conflicts of interest.
In contrast, one of CSK’s directors concurrently serves as an employee of Sumitomo and as an employee of SCS. Another of CSK’s directors concurrently serves as the executive officer of ACAI, which has entered into a tender offer agreement regarding the Tender Offer with SCS and Sumitomo, while a third director concurrently serves as the representative director of ACA Inc., which is the representative member of ACAI. Under these circumstances, in light of the possibility that structural conflicts of interest will occur in the course of considering the Merger, CSK has implemented the measures set forth below to avoid conflicts of interests.
SCS, Sumitomo and ACAI have not been involved in the decision making process of the resolutions of CSK’s board of directors regarding the Merger.
(a)	Advice from an Independent Law Firm

For the purpose of ensuring fairness and the adequacy of the decision-making on the Merger by CSK’s board of directors, CSK has appointed Anderson Mori & Tomotsune as its legal adviser independent of SCS, Sumitomo, ACAI and CSK, and has obtained legal advice on the method and process of the decision-making on the Merger by CSK’s board of directors.

(b)	Approval from All Uninterested Directors and Auditors

In view of the Merger Ratio Report from Mizuho Securities and the legal advice from Anderson Mori & Tomotsune, etc., CSK’s board of directors has carefully considered various terms regarding the Merger. As a result, CSK’s board of directors considered that the Merger will contribute to the maximization of CSK’s corporate value. Thus, at the meeting of its board of directors held on February 24, 2011 (attended by 5 out of 8 directors), the directors who participated in the discussions and passing of the resolutions unanimously resolved to approve the Merger. From among the directors of CSK, Hiroyuki Yamazaki, who concurrently serves as an employee of both Sumitomo and SCS, Akihiro Azuma, who concurrently serves as the representative director of ACA Inc., which is a representative member of ACAI, and Toshiyasu Horie, who concurrently serves as an executive officer of ACAI, did not participate in the discussions and passing of the resolutions at the above-mentioned meeting of board of directors, in order to avoid potential conflicts of interest. In addition, for the above-mentioned purpose, Hiroyuki Yamazaki, Akihiro Azuma and Toshiyasu Horie have not participated in any other discussions or passing of resolutions regarding the Merger, nor have they participated in any consultations and negotiations with SCS and Sumitomo regarding the Merger in CSK’s capacity. The corporate auditors who attended the meeting of the board of directors (attended by 3 out of 4 corporate auditors) unanimously expressed an opinion to the effect that they have no objection to the resolution of CSK’s board of directors in which the board approves the Merger. Furthermore, from among the corporate auditors of CSK, Iwao Ishikawa, who concurrently serves as an auditor of ACA Inc., which is the representative member of ACAI, did not participate in the discussions regarding the Merger, for the purpose of avoiding potential conflicts of interest, and also withheld from expressing his opinion on the said resolutions of CSK’s board of directors.

4.      Outline of Party Companies of Reorganization

		Surviving Company in	Extinguished Company in
		Absorption-type Merger	Absorption-type Merger
(1)	Corporate Name	Sumisho Computer Systems Corporation	CSK Corporation

(2)	Head Office	1-8-12, Harumi, Chuo-ku, Tokyo	2-26-1, Minami-Aoyama, Minato-ku, Tokyo

(3)	Name and Title of Representative	Chairman & CEO: Nobuhide Nakaido	President & Chief Operating Officer: Takeshi Nakanishi

(4)	Description of Business	Design of Information Systems, Provision of Operational Services and Sales of Packaged Software/Hardware	BPO (business process outsourcing) Business, IT Management Business, System Development Business, Prepaid Card Business, Other Businesses

(5)	Paid-in Capital	21,152 million yen (as of December 31, 2010)	96,225 million yen (as of December 31, 2010)

(6)	Date Established	October 25, 1969	October 7, 1968

(7)	Number of Shares Issued	54,291,447 shares (as of December 31, 2010)	125,787,714 shares (as of December 31, 2010)

(8)	End of Fiscal Year	March 31	March 31

(9)	Number of Employees	3,194 (individually) (as of March 31, 2010)	4,661 (individually) (as of October 1, 2010)

(10)	Major Business Partners	Operating companies in distribution industry, manufacturing industry and communication / transportation business, and financial institutions, etc.	Financial institutions, general operating companies, etc.

(11)	Main Financing Bank	The Sumitomo Trust and Banking Co., Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Corporate Bank, Ltd.	Sumitomo Mitsui Banking Corporation, The Sumitomo Trust and Banking Co., Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Corporate Bank, Ltd.

(12)	Major Shareholders and Shareholding Ratio	— Sumitomo Corporation 55.73%
— Japan Trustee Services Bank, Ltd. (Trust Account) 3.78%
— The Master Trust Bank of Japan, Ltd. (Trust Account) 2.17%
— ARGO GRAPHICS Inc. 1.87%
— SCS Employee Stock Holding Association 1.77%
— HSBC BANK PLC — CLIENTS UK TAX TREATY (Standing Proxy: HSBC Tokyo Branch) 0.99%
— NIPPONVEST (Standing	— Godo Kaisha ACA Investments 36.48%
— The Master Trust Bank of Japan, Ltd. (Trust Account) 4.37%
— Japan Trustee Services Bank, Ltd. (Trust Account) 4.07%
— CSK Group Employee Stock Holding Association 3.55%
— JPMorgan Securities Japan Co., Ltd. 2.47%
— Nippon Life Insurance Company 1.87%
— Trust & Custody Services Bank, Ltd. (Securities Investment Trust

		Surviving Company in	Extinguished Company in
		Absorption-type Merger	Absorption-type Merger
Proxy: The Bank of Tokyo-Mitsubishi UFJ, Ltd. Settlement Business Division) 0.95%
— STATE STREET BANK AND TRUST COMPANY (Standing Proxy: Mizuho
Corporate Bank, Ltd. Settlement Sales Division) 0.92%
— Trust & Custody Services Bank, Ltd. (Securities Investment Trust Account) 0.87%
— Japan Trustee Services Bank, Ltd. (9 Trust Accounts) 0.83% (as of September 30, 2010)	Account) 1.85%
— Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. 1.48%
— SOCIETE GENERALE, PARIS (Standing Proxy: HSBC Tokyo Branch) 1.22%
— The Nomura Trust and Banking Co., Ltd. (Trust Account) 0.83% (as of September 30, 2010)

(13)	Relationships between the Party Companies

	Capital Relationship	No particular capital relationship exists between SCS and CSK. In addition, no noteworthy capital relationship exists between persons/companies affiliated with SCS and those affiliated with CSK. However, if the Tender Offer is completed, SCS will hold 5,000 shares of class F preferred shares of CSK, and Sumitomo, which is SCS’s parent company, will hold 69,457,300 or more shares of common shares of CSK and 240,000 7th series stock acquisition rights of CSK.

	Personnel Relationship	Hiroyuki Yamazaki, CSK’s director, is an employee of SCS and its parent company Sumitomo. Other than the above, no noteworthy personnel relationship exists between persons/companies affiliated with SCS and those affiliated with CSK.

	Business Relationship	Although there exists business transaction of approximately several hundred million yen per year between SCS and CSK, no material business relationship exists between SCS and CSK. In addition, no noteworthy business relationship exists between persons/companies affiliated with SCS and those affiliated with CSK.

	Status as a Related Party	SCS and CSK are not related parties. In addition, persons/companies affiliated with SCS and those affiliated with CSK are not related parties.

(14)	Operating Results and Financial Situation of Recent Three Years

	SCS (consolidated)			CSK (consolidated)
	Fiscal	Fiscal	Fiscal	Fiscal	Fiscal	Fiscal
	Year	Year	Year	Year	Year	Year
	ended	ended	ended	ended	ended	ended
	March	March	March	March	March	March
Fiscal Year	2008	2009	2010	2008	2009	2010
Consolidated Net Assets	90,323	89,946	92,683	185,495	25,247	15,807
Consolidated Total Assets	117,099	114,210	117,545	550,054	363,931	267,749
Consolidated Net Assets Per Share (yen)	1,747.05	1,794.31	1,847.95	2,317.18	251.40	(241.34)
Consolidated Sale Amount	137,199	134,263	127,317	239,695	206,099	169,518

	SCS (consolidated)			CSK (consolidated)
	Fiscal	Fiscal	Fiscal	Fiscal	Fiscal	Fiscal
	Year	Year	Year	Year	Year	Year
	ended	ended	ended	ended	ended	ended
	March	March	March	March	March	March
Fiscal Year	2008	2009	2010	2008	2009	2010
Consolidated Business Profit	10,309	9,028	6,423	19,256	(123,066)	4,176
Consolidated Ordinary Profit	10,548	9,523	7,188	20,634	(122,479)	2,919
Consolidated Net Profit of Present Financial Year	5,415	3,961	3,242	1,272	(161,529)	(59,180)
Consolidated Net Profit of Present Financial Year Per Share (yen)	102.52	78.10	64.90	17.34	(2,097.39)	(720.62)
Dividend Per Share (yen)	31.00	32.00	32.00	40.00	—	—

(Unit: 1 million yen, unless otherwise noted.)
5.      Status After Reorganization

Surviving Company in Absorption-Type Merger
(1)	Corporate Name	SCSK Corporation

(2)	Head Office	1-8-12, Harumi, Chuo-ku, Tokyo

(3)	Name and Title of Representatives (planned)	President & CEO: Nobuhide Nakaido Executive Vice President: Takeshi Nakanishi Executive Vice President: Akira Tsuyuguchi

(4)	Description of Business	System Development, Design and Management of IT Infrastructure, BPO, Sales of IT Hardware/Software

(5)	Paid-in Capital	21,152 million yen

(6)	End of Fiscal Year	March 31

(7)	Net Assets	Individual: not yet determined Consolidated: not yet determined

(8)	Total Assets	Individual: not yet determined Consolidated: not yet determined

(9)	Officer Composition (planned)	President & CEO: Nobuhide Nakaido Executive Vice President: Takeshi Nakanishi Executive Vice President: Akira Tsuyuguchi

Director: Hiroaki Kamata
Director: Shigeo Kurimoto
Director: Kazuhiro Ogawa
Director: Tetsuya Fukunaga
Director: Hiroyuki Yamazaki
Director: Tatsujiro Naito
Director: Naoaki Mashimo
Corporate Auditor: Osamu Kojima
Corporate Auditor: Tomoharu Asaka
Corporate Auditor: Toshifumi Shibuya	Director: Masahiko Suzuki
Director: Shunichi Ishimura
Director: Tooru Tanihara
Director: Tatsuyasu Kumazaki
Director: Masanori Furunuma
Director: Iwao Fuchigami
Corporate Auditor: Akihiko Harima
Corporate Auditor: Tadashi Kaizen
Corporate Auditor: Shigeki Yasunami

(Note)	We plan to disclose the details of election of representative directors and other officers of the New Company including the above, change of business name, amendment to the articles of incorporation with respect to issuance of class A preferred shares and class B preferred shares, and other matters that require a resolution at the shareholders meeting or the board of directors meeting of SCS upon the Merger, when officially decided at the board of directors meeting of SCS in the future.
6.      Outline of Accounting Method
The applicable accounting method has not yet been determined.
7.      Future Forecast
We will announce the business forecast after the Merger as fixed.
Risk Information with Respect to Future Prospects
This statement contains “forward-looking statements,” as defined in Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. Due to known or unknown risks, uncertainties or other factors, actual results may differ materially from any forecasts or other similar statements, indicated, whether explicitly or implicitly, as “forward-looking statements”. Neither the Companies nor any of its affiliates can ensure that forecasts or other similar statements indicated, whether explicitly or implicitly, as “forward-looking statements” will consequently be correct. The “forward-looking statements” contained in this statement have been prepared based on information available to the Companies as of the date of the this statement, and the Companies and its affiliates are not under any obligation to update or modify any such “forward-looking statements” to reflect future events or situations, except as may be required by any applicable laws and regulations.
(Reference) SCS Consolidated Earnings Forecast of Current Fiscal Year (announced on April 28, 2010) and Consolidated Actual Performance of Preceding Period

				Consolidated
				Net Profit of
	Consolidated Sale	Consolidated	Consolidated	Present
	Amount	Business Profit	Ordinary Profit	Financial Year
Earnings Forecast of Current Fiscal Year (Fiscal Year ended March 2011)	135,000	7,000	7,200	3,500
Actual Performance of Preceding Period (Fiscal Year ended March 2010)	127,317	6,423	7,188	3,242
(Reference) CSK Consolidated Earnings Forecast of Current Fiscal Year (announced on February 7, 2011) and Consolidated Actual Performance of Preceding Period

				Consolidated
				Net Profit of
	Consolidated Sale	Consolidated	Consolidated	Present
	Amount	Business Profit	Ordinary Profit	Financial Year
Earnings Forecast of Present Fiscal Year (Fiscal Year ended March 2011)	145,000	7,000	3,700	(7,500)
Actual Performance of Preceding Period (Fiscal Year ended March 2010)	169,518	4,176	2,919	(59,180)

Contact Information
—	Sumisho Computer Systems Corporation Public Relations and IR Department tel +81-3-5166-1150

—	CSK Corporation	Contact information for Press and IR tel +81-3-6438-3055 Contact information for CSK shareholders tel +81-120-361-314

[Translation]
Exhibit 1
Terms and Conditions of Class A Preferred Shares

1.	Preferred Dividends
(1)	Class A Preferred Dividends
a.	Class A Preferred Dividends

On or after April 1, 2012, when distributing dividends from retained earnings (joyo-kin) to the shareholders or registered pledgees recorded on the register of shareholders as of the end of March 31 of each year, the Company shall pay, to the shareholders holding Class A Preferred Shares (“Class A Preferred Shareholders”) or registered pledgees of Class A Preferred Shares (“Class A Preferred Registered Pledgees”) recorded on the register of shareholders as of the end of such day, for each one (1) share of Class A Preferred Shares, dividends from retained earnings by cash (“Class A Preferred Dividends”) in an amount as stipulated in the following item b. of this paragraph (“Class A Preferred Dividends Amount”) before distributing dividends from retained earnings to the shareholders holding shares of Common Stock (“Common Shareholders”) or registered pledgees of shares of Common Stock (“Common Share Registered Pledgees”). However, in the case where Class A Preferred Interim Dividends (defined in Paragraph 2) have been distributed pursuant to Paragraph 2 in the same business year, the Class A Preferred Dividends Amount shall be reduced by the amount of Class A Preferred Interim Dividends. The aggregate amount per share of Class A Preferred Dividends Amount and the amount per share of Class A Preferred Interim Dividends in a certain business year shall be limited to JPY 100,000 (provided, however, an amount reasonably adjusted by the board of directors of the Company shall be applied in cases such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably require adjustment of the amount with regard to Class A Preferred Shares), and the Company shall not distribute dividends from retained earnings in excess of such amount.

Class A Preferred Shareholders or Class A Share Registered Pledgees shall not receive dividends from retained earnings other than the Class A Preferred Dividends described above.

b.	Class A Preferred Dividends Amount

The Class A Preferred Dividends Amount shall be the amount calculated by multiplying the paid-in amount of Class A Preferred Share per share (JPY 1,000,000, provided, however, an amount reasonably adjusted by the board of directors of the Company shall be applied in case such as share splits, reverse share splits or other situations arising that reasonably require adjustment of the amount with regard to Class A Preferred Shares) by Preferred Dividends Annual Rate (as defined below) (amount smaller than one (1) JPY shall be rounded down).

The “Preferred Dividends Annual Rate” shall be the sum of (a) Six Months Japanese Yen TIBOR (as defined below) as of April 1 of each business year (if such day is bank holiday, a bank business day immediately preceding such bank holiday) in which the record date for Class A Preferred Dividends or Class A Preferred Interim Dividends falls plus (b) 1.0%. The Preferred Dividends Annual Rate shall be calculated to ten-thousandth place less than 1%, which shall be rounded to the thousandth.

“Six Months Japanese Yen TIBOR” shall be the number which is published by the Japanese Bankers Association as Japanese Yen six months Tokyo Interbank Offered Rate as of 11:00 a.m. In the case where Six Months Japanese Yen TIBOR is not published, Six Months Japanese Yen TIBOR shall be the number which is published by the British Bankers’ Association as Euro Yen six months London Interbank Offered Rate displayed on the screen pages as of such day (if such day is bank holiday, previous bank business day), 11:00 a.m. London time or an equivalent number.

(2)	Accumulation
When the amount of retained earnings to be distributed to Class A Preferred Shareholders or Class A Preferred Registered Pledgees as of certain business year is less than the Class A Preferred Dividends Amount, the deficit per share of Class A Preferred Share shall accumulate for the following business years onward. The accumulated deficits (“Accumulated Unpaid Class A Preferred Dividends”), in or after the year following such business year, shall be distributed to Class A Preferred Shareholders or Class A Preferred Registered Pledgees, before the distribution of Class A Preferred Dividends and the distribution of dividends from retained earnings to Common Shareholders or Common Share Registered Pledgees in the same business year.
(3)	Non-participation
Class A Preferred Shareholders or Class A Preferred Registered

Pledgees shall not receive dividends from retained earnings in excess of the sum of the Class A Preferred Dividends Amount and the Accumulated Unpaid Class A Preferred Dividends (if any). However, the following distributions shall be excluded from dividends from retained earnings for the purposes of the preceding sentence: distribution of dividends from retained earnings as set forth in Article 758, Item 8(ro) or Article 760, Item 7(ro) of the Companies Act, in procedures for absorption-type corporate splits (kyusyu bunkatsu) by the Company, or the distribution of dividends from retained earnings as set forth in Article 763, Item 12(ro) or Article 765, Paragraph 1, Item 8(ro) of the Companies Act, in procedures for incorporation-type corporate split (shinsetsu bunkatsu) by the Company.

2.	Preferred Interim Dividends
On or after April 1, 2012, when distributing interim dividends to the shareholders or registered pledgees recorded on the register of shareholders as of the end of September 30 of each year, the Company shall pay dividends from retained earnings in cash (“Class A Preferred Interim Dividends”), to Class A Preferred Shareholders or Class A Preferred Registered Pledgees recorded on the register of shareholders as of the end of such day, for each one (1) share of Class A Preferred Share, an amount calculated by multiplying (a) the paid-in amount of Class A Preferred Share (JPY 1,000,000, provided, however, an amount reasonably adjusted by the board of directors of the Company shall be applied in case such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably requires adjustment of the amount with regard to Class A Preferred Shares) by (b) one half of the Preferred Dividends Annual Rate (amounts smaller than one (1) JPY shall be rounded down), before distributing dividends from retained earnings to Common Shareholders, or Common Share Registered Pledgees.

3.	Distribution of Residual Assets
(1)	When distributing residual assets, the Company shall pay, for each one (1) share of Class A Preferred Shares, to Class A Preferred Shareholders or Class A Preferred Registered Pledgees, the sum of JPY 1,000,000 (provided, however, an amount reasonably adjusted by the board of directors of the Company shall be applied in case such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably requires adjustment of the amount with regard to Class A Preferred Shares) and Accumulated Unpaid Class A Preferred Dividends as of such distribution (if any), before payment to Common Shareholders and Common Share Registered Pledgees. If there exists any one or more other preferred shares or other securities with the same preference as Class A Preferred Shares

(“Equal Preference Securities”), when the aggregate amount of rights to demand distribution of residual assets of holders of Equal Preference Securities and the same of holders of Class A Preferred Shares is in excess of the amount of residual assets of the Company, each amount of distribution of residual assets paid to holders of Equal Preference Securities and holders of Class A Preferred Shares shall be determined on a pro rata basis to the number of shares and paid-in amount.
(2)	Class A Preferred Shareholders or Class A Preferred Registered Pledgees shall not receive any distribution of residual assets in addition to the distribution set forth above.

4.	Priority Order
(1)	In the case of distribution of dividends from retained earnings, equal priority shall be given to distributions to Class A Preferred Shares and Class B Preferred Shares.

(2)	In the case of distribution of residual assets, equal priority shall be given to distributions to Class A Preferred Shares and Class B Preferred Shares.

5.	Voting Rights
Class A Preferred Shareholders shall not have voting rights at the general meetings of shareholders.

6.	Reverse Splits or Splits of Preferred Shares and Rights of Allocation of Offered Shares, etc.
(1)	The Company shall not reverse split or split Class A Preferred Share unless otherwise required by law.

(2)	The Company shall not grant Class A Preferred Shareholders the right to be allotted offered shares or offered stock acquisition rights, or allot shares or share acquisition rights without contribution to Class A Preferred Shareholders.

7.	Put Options in Consideration for Cash
(1)	Details of the Put Option
Anytime on or after March 1, 2016, any Class A Preferred Shareholders may request the Company to acquire all or part of his/her Class A Preferred Shares in exchange for a cash distribution (“Put Option Request for Cash Distribution”). The Company shall, on the date when such Put Option Request for Cash Distribution becomes effective (“Put Option Request for Cash Distribution Day”), acquire all or part of Class A Preferred

Shares to the extent permitted by laws in exchange for cash distribution in an aggregate amount up to the Maximum Acquisition Amount (as defined in Item (2) of Paragraph 7 hereof) as of the Put Option Request for Cash Distribution Day. When Put Option Requests for Cash Distribution are made in excess of the Maximum Acquisition Amount, the Class A Preferred Share to be acquired by the Company shall be determined on a pro rata basis to the number of shares on which such Put Option Requests for Cash Distribution are made.
(2)	Acquisition Price
The acquisition price per one (1) Class A Preferred Share in the case of Put Option Request for Cash Distribution shall be an amount equal to the sum of (a) JPY 1,000,000 (provided, however, an amount reasonably adjusted by the board of directors of the Company shall be applied in cases such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably require adjustment of the amount with regard to Class A Preferred Shares), (b) the total amount of Accumulated Unpaid Class A Preferred Dividends as of such Put Option Request for Cash Distribution Day (if any), and (c) the amount calculated by multiplying Class A Preferred Dividends Amount as of the record date which is established in the end of the business year in which such Put Option Request for Cash Distribution Day falls, by number of days from April 1 of such business year (including such day) to such Put Option Request for Cash Distribution Day (including such day), and dividing the product by 365 (amounts are rounded to nearest JPY).
“Maximum Acquisition Amount” shall be based on the distributable amount (bunpai kano gaku, as prescribed in Article 461, Paragraph 2 in the Companies Act), as of the last day of the business year prior to the business year in which the Put Option Request for Cash Distribution is made (“Calculation Day of Distributable Amount”). When such distributable amount exceeds JPY 15,000,000,000, the Maximum Acquisition Amount shall be equal to (a) such distributable amount minus (b) JPY 15,000,000,000 minus (c) for the period commencing on the day following the Calculation Day of Distributable Amount and ending on the Put Option Request for Cash Distribution Day, (1) distribution of dividends from retained earnings made with regard to shares of the Company and (2) the aggregate of acquisition price of Class A Preferred Shares and Class B Preferred Shares acquired or resolved to be acquired by the board of directors of the Company pursuant to (x) Paragraph 7 or 8 hereof or (y) the terms and conditions of Class B Preferred Shares; provided, however, that the Maximum Acquisition Amount shall be deemed to be JPY 0 if the Maximum Acquisition Amount is negative.

(3)	Competitive Put Option Request for Cash Distribution
In the case where the aggregate amount necessary for the acquisition of (a) Class A Preferred Shares pursuant to Paragraph 7 hereof on a given date and (b) Class A Preferred Shares and Class B Preferred Shares that shall be acquired as of the same date, is in excess of the Maximum Acquisition Amount as of such date, the Company shall acquire shares pro rata to the aggregate amount necessary for the acquisition of each class of preferred shares which require cash distribution in exchange for the acquisition, or pursuant to a reasonable method determined by the board of directors of the Company.

8.	Call Options in Consideration for Cash
(1)	Details of the Call Option
Anytime on or after April 1, 2012, the Company may, with the arrival of the day separately specified by the board of directors of the Company (“Mandatory Acquisition Day for Cash Distribution”), deliver cash to Class A Preferred Shareholders or Class A Preferred Registered Pledgees up to the distributable amount as of such Mandatory Acquisition Day for Cash Distribution, in exchange for acquisition of all or part of Class A Preferred Share by the Company (“Mandatory Acquisition for Cash Distribution”). The Class A Preferred Shares to be acquired in partial acquisition thereof shall be determined by lottery, pro rata distribution or other reasonable method determined by the board of directors of the Company.
(2)	Acquisition Price
The Acquisition price per one (1) Class A Preferred Share in case of a Mandatory Acquisition for Cash Distribution shall be an amount obtained by adding (a) JPY 1,000,000 (provided, however, an amount reasonably adjusted by the board of directors of the Company shall be applied in cases such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably require adjustment of the amount with regard to Class A Preferred Shares) and (b) the amount calculated by multiplying Class A Preferred Dividends as of the record date which is established in the end of the business year in which such Mandatory Acquisition Day for Cash Distribution falls, by number of days from April 1 of such business year (including such day) to such Mandatory Acquisition Day for Cash Distribution (including such day), and dividing the product by 365 (amounts are rounded to nearest JPY), and adding the total amount of Accumulated Unpaid Class A Preferred Dividends as of such Mandatory Acquisition Day for Cash Distribution (if any).

9.	Put Options in Consideration for Shares of Common Stock
(1)	Details of the Put Option
Class A Preferred Shareholders may, during the period from March 1, 2017 to September 30, 2027, request the Company to deliver shares of Common Stock of the Company in exchange for acquisition of all or part of the Class A Preferred Shares by the Company on conditions provided in Item (3) of this Paragraph 9 (Kabushiki taika shutoku seikyu) (“Put Option Request for Shares”).
(2)	Restriction on Put Option Requests for Shares
Notwithstanding the foregoing Item, in case where the Number of Unused Authorized Shares (to be defined below) is lower than the Number of Shares of Common Stock Subject to Request (to be defined below) as of the day of an Put Option Request for Shares (“Share Put Option Request Day”), the acquisition of Class A Preferred Shares pursuant to Put Option Request for Shares by Class A Preferred Shareholders shall take effect only with regard to the number of Class A Preferred Shares obtained by multiplying (a) the number of Class A Preferred Shares for which the Class A Preferred Shareholders made the Put Option Request for Shares as of such Share Put Option Request Day by (b) the number obtained by dividing Number of Unused Authorized Shares by Number of Shares of Common Stock Subject to Request (to be calculated to the tenth, which shall be rounded down), and the Put Option Request for Shares shall be deemed not to have been made for the Class A Preferred Shares with regard to Put Option Request for Shares other than Class A Preferred Shares of which the acquisition takes effect. The Class A Preferred Shares to be acquired in such partial acquisition shall be determined by lottery, pro rata distribution in proportion to the number of Class A Preferred Shares for which the Put Option Request for Shares was made or other reasonable method determined by the board of directors of the Company. In case where the Company cancels Class A Preferred Shares in connection with Put Option Request for Shares upon acquisition, the number of Class A Preferred Shares the acquisition of which takes effect shall be decided taking into consideration the decrease in total number of issued shares due to such cancellation.
“Number of Unused Authorized Shares” means the number obtained by subtracting (a) the sum of (1) the total number of issued shares as of such Share Put Option Request Day (excluding the treasury stocks) and (2) the number of shares to be issued in case all of the stock acquisition rights

(including the stock acquisition rights attached to the bonds with stock acquisition rights but excluding those for which the commencement date of exercise period has not arrived as of such Share Put Option Request Day) outstanding as of such Share Put Option Request Day are deemed to have been exercised from (b) the number of authorized shares of the Company as provided in the Articles of Incorporation as of such Share Put Option Request Day.
“Number of Shares of Common Stock Subject to Request” means the total number (to be calculated to the tenth, which shall be rounded down) obtained by dividing (a) the total paid-in amount with regard to the Class A Preferred Shares to which the Put Option Request for Shares are made as of such Share Put Option Request Day (provided, however, a total amount reasonably adjusted by the board of directors of the Company shall be applied in cases such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably require adjustment of the amount with regard to Class A Preferred Shares) by (b) the conversion price as provided in Item (3) of Paragraph 9 as of such Share Put Option Request Day.
(3)	Method for Calculating the number of shares of Common Stock delivered pursuant to Put Option Request for Shares
The Number of shares of Common Stock of the Company to be delivered to the Class A Preferred Shareholders in exchange for acquisition of Class A Preferred Shares by the Company pursuant to Put Option Request for Shares as provided in Item (1) of Paragraph 9 above shall be the number to be obtained by dividing (a) the total paid-in amount in connection with such Class A Preferred Shares (provided, however, a total amount reasonably adjusted by the board of directors of the Company shall be applied in cases such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably require adjustment of the amount with regard to Class A Preferred Shares) by (b) the Conversion Price to be defined in this Item (to be calculated to the tenth, which shall be rounded down). In case where fraction smaller than one share in calculation of shares of Common Stock to be provided in exchange for the acquisition of Class A Preferred Shares is made, the Company shall provide a cash distribution pursuant to the Article 167, Paragraph 3 of the Companies Act.
a.	Initial Conversion Price

The initial conversion price shall be the amount calculated by dividing the conversion price of Class A preferred shares issued by CSK Corporation effective immediately prior to the effective date of the merger under the Merger Agreement dated February 24, 2011 between the Company and

CSK Corporation by 0.24 (such calculation shall be made to the hundredth of JPY, which shall be rounded to the tenth).

b.	Amendment to the Conversion Price

On March 1 of every year during the period from March 1, 2018 to September 30, 2027, the conversion price shall be amended to the amount equivalent to the simple average price of the price announced at the Tokyo Stock Exchange, Inc. (the “TSE”) as Value Weighted Average Price (“VWAP”) of each trading day of shares of Common Stock of the Company at the TSE for the 30 consecutive trading days commencing 45 trading days before such date (provided, however, the days on which VWAP are not announced by the TSE during the 30 consecutive trading days above, if any, shall be excluded in the calculation of simple average price above) (the “Amended Conversion Price”). Such calculation shall be made to the hundredth of JPY, which shall be rounded to the tenth. Provided, however, as a result from the above calculation, in the case where the Amended Conversion Price exceeds the amount equal to 300% of initial conversion price (the “Maximum Conversion Price”; if, however, the conversion price is adjusted as provided in Item c. below, necessary adjustments shall also be made to the Maximum Conversion Price), the Amended Conversion Price shall be the Maximum Conversion Price and, in case where the Amended Conversion Price falls below the amount equivalent to 45% of the initial conversion price (the “Minimum Conversion Price”; if, however, the conversion price is adjusted as provided in Item c. below, necessary adjustments shall also be made to the Minimum Conversion Price), the Amended Conversion Price shall be the Minimum Conversion Price.

c.	Adjustment of the Conversion Price
i.	Conversion Price Adjustment Formula

The Company shall adjust the conversion price by the following formula (the “Conversion Price Adjustment Formula”) in case where the number of the shares of Common Stock of the Company is changed, or possible to be changed, due to each event as described in sub-item ii. of this Item after issuance of Class A Preferred Shares. Calculation of the Conversion Price Adjustment Formula shall be made to the hundredth of JPY, which shall be rounded to the nearest tenth.

Adjusted Conversion Price	=	Conversion Price before Adjustment	×	Number of Shares Already Issued	+	Number of Shares to be Delivered	×	Paid-in Amount per Share

Fair Market Value

				Number of Shares Already Issued	+	Number of Shares to be Delivered
The “Fair Market Value” as used in the Conversion Price Adjustment Formula above shall be the average of every closing price (including indicative prices) of trading of the shares of Common Stock of the Company at the TSE for the 30 trading days commencing 45 trading days before the day on which the Adjusted Conversion Price is to be applied (or the record date in case of the sub-item iii. of this Item) (excluding the days on which the closing prices are not available). Such average value shall be calculated to the hundredth of JPY, which shall be rounded to the tenth.

The “Number of Shares Already Issued” as used in the Conversion Price Adjustment Formula above is the number obtained by subtracting (a) the number of shares of Common Stock of the Company held by the Company as of the record date, if any, for granting the shareholders of the shares of Common Stock of the Company entitlement to allotment, or in case where such record date is not determined, as of the date one (1) month prior to the day on which the Conversion Price after adjustment is to be applied, from (b) the number of issued shares of Common Stock of the Company as of such date, and then adding the number of shares of Common Stock of the Company that are to be delivered pursuant to sub-item ii. or sub-item iii. of this Item prior to the adjustment of such Conversion Price thereto but are not yet delivered. In case where the shares of Common Stock of the Company are to be split (kabushiki bunkatsu), the number of shares to be delivered to be used in the Conversion Price Adjustment Formula shall not include the number of shares of Common Stock of the Company to be allotted to the shares of Common Stock of the Company held by the Company as of the record date.

ii.	Trigger Event of Adjustment of the Conversion Price

Trigger Event of adjustment of the Conversion Price pursuant to the Conversion Price Adjustment Formula and the timing to apply such Conversion Price after adjustment are as follows:

(i)	In case where the shares of Common Stock of the Company are delivered at a paid-in amount less than the Fair Market Value provided in sub-item i. of this Item (provided, however, following cases shall be excluded:

(1) case of sub-item ii. of this Item, (2) the case where shares of Common Stock of the Company are delivered pursuant to an acquisition by the Company of securities in exchange for which shares of Common Stock of the Company are to be delivered, (3) the case where the shares of Common Stock of the Company are delivered pursuant to an exercise of stock acquisition rights (including stock acquisition rights attached to bonds with stock acquisition rights) by which the shares of Common Stock of the Company can be demanded to be delivered, and (4) the case where the shares of Common Stock of the Company are delivered upon merger in which the Company survives or by share exchange (kabushiki kokan) in which the Company becomes the wholly owning parent company).

The Conversion Price after adjustment shall be applied on and after the day following the settlement date (or, in cases where such settlement period is set upon the offering, on and after the day following the last day of the settlement period; the same shall apply hereinafter). If there is a record date to grant the shareholders of the shares of Common Stock of the Company with entitlement to allotment, however, the Conversion Price after adjustment shall be applied on and after the day following such record date.

(ii)	In case where the shares of Common Stock of the Company are split (kabushiki bunkatsu) or allotted without contribution.
The Conversion Price after adjustment shall be applied on and after the day following the record date with regard to the share split in case of a share split (kabushiki bunkatsu), and on and after the day following the day when the allotment of shares becomes effective in case of an allotment without contribution (musho wariate). If there is a record date to grant the shareholders of the shares of Common Stock of the Company with entitlement to allotment with regard to the allotment without contribution of the shares of Common Stock of the Company, however, the Conversion Price after adjustment shall be applied on and after the day following such record date.
(iii)	In case where any of shares with put option (shutoku seikyuken-tsuki kabushiki), shares subject to call option of the Company (shutoku joko-tsuki kabushiki), or stock acquisition rights subject to call option of the Company (shutoku joko-tsuki shinkabu yoyaku-ken) (including the stock acquisition rights attached to the bonds with stock acquisition rights) by which the shares of Common Stock of the Company are to be delivered at a price less than the Fair Market Value as provided in the sub-item i. of this Item, or stock acquisition rights by which the shares of Common Stock of the Company may be delivered at a price less than the Fair Market Value provided in the sub-item i. of this Paragraph (including the stock acquisition rights attached to the bonds with stock acquisition rights) are issued.

With regard to the Conversion Price after adjustment, the Conversion Price Adjustment Formula shall be applied mutatis mutandis to the calculation thereof with the assumption that all of shares with put option, shares subject to call option of the Company or stock acquisition rights subject to call option of the Company (including the stock acquisition rights attached to the bonds with stock acquisition rights), or stock acquisition rights (including the stock acquisition rights attached to the bonds with stock acquisition rights) are exercised on the initial conditions, and it will be applied on and after the day following the settlement date (or, in cases of stock acquisition rights and bonds with stock acquisition rights, on and after the day following the allotment date). If there is a record date to grant the shareholders of the shares of Common Stock of the Company with entitlement to allotment, however, the Conversion Price after adjustment shall be applied on and after the day following such record date.

(iv)	In case where shares of Common Stock are to be subject to a reverse share split (kabushiki heigo), the Conversion Price shall be adjusted using the following calculation formula upon the effectiveness of such reverse share split.

Conversion Price after Adjustment	=	Conversion Price before Adjustment	×	Number of Issued Shares of Common Stock before Reverse Share Split

Number of Issued Shares of Common Stock after Reverse Share Split
iii.	Other Adjustment of the Conversion Price
Other than such events that require adjustment to the Conversion Price as provided in sub-item ii. of this Item, the Company shall make those adjustments to the Conversion Price which the board of the directors of the Company deem reasonable, in the following cases:

(i)	When adjustment of the Conversion Price is required upon merger (except when the Company is absorbed as a result of the merger), share exchange (kabushiki-kokan) or corporate split (kaishabunkatsu).

(ii)	When adjustment of the Conversion Price is required upon occurrence of any event to cause, or possibly cause, changes in the number of shares of Common Stock of the Company.

(iii)	When two or more events occur simultaneously or in short succession that require adjustment of the Conversion Price, and the effect of one of such events needs to be considered in relation to the Fair Market Value to be used in calculation of the Conversion Price after adjustment based on the other event.
iv.	Absence of Adjustment to the Conversion Price
As long as the difference between the Conversion Price after adjustment calculated by the Conversion Price Adjustment Formula and the Conversion Price before Adjustment is less than one (1) JPY, the Conversion Price shall not be adjusted; provided, however, that such Conversion Price after adjustment shall be the Conversion Price before adjustment in the Conversion Price Adjustment Formula, when an event occurs that requires adjustment of the Conversion Price thereafter.
v.	In case the Conversion Price is to be adjusted, the Company must, promptly after the determination of related matters, notify the Class A Preferred Shareholders and Class A Preferred Registered Pledgees of such adjustment and grounds therefor, adjusted conversion price, date of application and other necessary matters.
(4)	Competitive Put Option Requests for Shares
In case the total number of shares of Common Stock to be delivered in consideration for acquisition of Class A Preferred Shares as of the Share Put Option Request Day pursuant to Paragraph 9 hereof, and the number of shares of Common Stock to be delivered in consideration for Class A Preferred Shares and Class B Preferred Shares to be acquired as of the same date exceeds the Number of Unused Authorized Shares, such acquisition shall be conducted pro rata based on the number of shares of Common Stock to be issued by the Company in exchange for such acquisition, or by any other reasonable methods determined by the board of directors of the Company.

10.	Call Options in Consideration for Shares of Common Stock

(1)	Details of the Call Option
The Company may acquire, on a date on or after October 1, 2027 resolved separately by the board of directors of the Company (“Mandatory Share Acquisition Day”), all or a part of Class A Preferred Shares, in exchange for delivery of shares of Common Stock of the Company, to the extent that the number of the shares of Common Stock of the Company to be delivered does not exceed the Number of Unused Authorized Shares as of the said Mandatory Share Acquisition Day.
In such case, the Company shall deliver, in exchange for acquiring Class A Preferred Shares, the number of shares of Common Stock of the Company obtained by dividing (a) the total amount to be paid in for the said Class A Preferred Shares (provided, however, a total amount reasonably adjusted by the board of directors of the Company shall be applied in cases such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably require adjustment of the amount with regard to Class A Preferred Shares) by (b) the amount equivalent to the simple average price of the prices published at TSE as VWAP of the shares of Common Stock of the Company on each trading day for thirty (30) consecutive trading days commencing forty-five (45) trading days prior to the Mandatory Share Acquisition Day (provided, however, in case where there is a day no VWAP price is published at TSE during those thirty (30) consecutive trading days, the simple average price above shall be calculated by excluding such day) (such calculation shall be made to the hundredth of JPY, which shall be rounded to the tenth). When there is any fraction smaller than one (1) share in calculating the number of shares above, cash shall be provided pursuant to Article 234 of the Companies Act.
(2)	Partial Mandatory Acquisition
When acquiring a part of Class A Preferred Shares pursuant to this Paragraph, such acquisition shall be conducted by pro rata basis, lottery or any other reasonable methods determined by the board of directors of the Company.

11.	Statute of Limitation
The provision regarding the statute of limitation of the dividends in the Articles of Incorporation of the Company shall be applied mutatis mutandis to payment with regard to Class A Preferred Dividends and Class A Preferred Interim Dividends.

[Translation]
Exhibit 2
Terms and Conditions of Class B Preferred Shares

1.	Preferred Dividends
(1)	Class B Preferred Dividends
a.	Class B Preferred Dividends

On or after April 1, 2012, when distributing dividends from retained earnings (joyo-kin) to the shareholders or registered pledgees recorded on the register of shareholders as of the end of March 31 of each year, the Company shall pay, to the shareholders holding Class B Preferred Shares (“Class B Preferred Shareholders”) or registered pledgees of Class B Preferred Shares (“Class B Preferred Registered Pledgees”) recorded on the register of shareholders as of the end of such day, for each one (1) share of Class B Preferred Shares, dividends from retained earnings by cash (“Class B Preferred Dividends”) in an amount as stipulated in the following item b. of this paragraph (“Class B Preferred Dividends Amount”) before distributing dividends from retained earnings to the shareholders holding shares of Common Stock (“Common Shareholders”) or registered pledgees of shares of Common Stock (“Common Share Registered Pledgees”). However, in the case where Class B Preferred Interim Dividends (defined in Paragraph 2) have been distributed pursuant to Paragraph 2 in the same business year, the Class B Preferred Dividends Amount shall be reduced by the amount of Class B Preferred Interim Dividends. The aggregate amount per share of Class B Preferred Dividends Amount and the amount per share of Class B Preferred Interim Dividends in a certain business year shall be limited to JPY 100,000 (provided, however, an amount reasonably adjusted by the board of directors of the Company shall be applied in cases such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably require adjustment of the amount with regard to Class B Preferred Shares), and the Company shall not distribute dividends from retained earnings in excess of such amount.

Class B Preferred Shareholders or Class B Share Registered Pledgees shall not receive dividends from retained earnings other than the Class B Preferred Dividends described above.

b.	Class B Preferred Dividends Amount

The Class B Preferred Dividends Amount shall be the amount calculated by multiplying the paid-in amount of Class B Preferred Share per share (JPY 1,000,000, provided, however, an amount reasonably adjusted by the board of directors of the Company shall be applied in case such as share splits, reverse share splits or other situations arising that reasonably require adjustment of the amount with regard to Class B Preferred Shares) by Preferred Dividends Annual Rate (as defined below) (amount smaller than one (1) JPY shall be rounded down).

The “Preferred Dividends Annual Rate” shall be the sum of (a) Six Months Japanese Yen TIBOR (as defined below) as of April 1 of each business year (if such day is bank holiday, a bank business day immediately preceding such bank holiday) in which the record date for Class B Preferred Dividends or Class B Preferred Interim Dividends falls plus (b) 1.2%. The Preferred Dividends Annual Rate shall be calculated to ten-thousandth place less than 1%, which shall be rounded to the thousandth.

“Six Months Japanese Yen TIBOR” shall be the number which is published by the Japanese Bankers Association as Japanese Yen six months Tokyo Interbank Offered Rate as of 11:00 a.m. In the case where Six Months Japanese Yen TIBOR is not published, Six Months Japanese Yen TIBOR shall be the number which is published by the British Bankers’ Association as Euro Yen six months London Interbank Offered Rate displayed on the screen pages as of such day (if such day is bank holiday, previous bank business day), 11:00 a.m. London time or an equivalent number.
(2)	Accumulation

When the amount of retained earnings to be distributed to Class B Preferred Shareholders or Class B Preferred Registered Pledgees as of certain business year is less than the Class B Preferred Dividends Amount, the deficit per share of Class B Preferred Share shall accumulate for the following business years onward. The accumulated deficits (“Accumulated Unpaid Class B Preferred Dividends”), in or after the year following such business year, shall be distributed to Class B Preferred Shareholders or Class B Preferred Registered Pledgees, before the distribution of Class B Preferred Dividends and the distribution of dividends from retained earnings to Common Shareholders or Common Share Registered Pledgees in the same business year.

(3)	Non-participation

Class B Preferred Shareholders or Class B Preferred Registered

Pledgees shall not receive dividends from retained earnings in excess of the sum of the Class B Preferred Dividends Amount and the Accumulated Unpaid Class B Preferred Dividends (if any). However, the following distributions shall be excluded from dividends from retained earnings for the purposes of the preceding sentence: distribution of dividends from retained earnings as set forth in Article 758, Item 8(ro) or Article 760, Item 7(ro) of the Companies Act, in procedures for absorption-type corporate splits (kyusyu bunkatsu) by the Company, or the distribution of dividends from retained earnings as set forth in Article 763, Item 12(ro) or Article 765, Paragraph 1, Item 8(ro) of the Companies Act, in procedures for incorporation-type corporate split (shinsetsu bunkatsu) by the Company.

2.	Preferred Interim Dividends
On or after April 1, 2012, when distributing interim dividends to the shareholders or registered pledgees recorded on the register of shareholders as of the end of September 30 of each year, the Company shall pay dividends from retained earnings in cash (“Class B Preferred Interim Dividends”), to Class B Preferred Shareholders or Class B Preferred Registered Pledgees recorded on the register of shareholders as of the end of such day, for each one (1) share of Class B Preferred Share, an amount calculated by multiplying (a) the paid-in amount of Class B Preferred Share (JPY 1,000,000, provided, however, an amount reasonably adjusted by the board of directors of the Company shall be applied in case such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably requires adjustment of the amount with regard to Class B Preferred Shares) by (b) one half of the Preferred Dividends Annual Rate (amounts smaller than one (1) JPY shall be rounded down), before distributing dividends from retained earnings to Common Shareholders, or Common Share Registered Pledgees.

3.	Distribution of Residual Assets
(1)	When distributing residual assets, the Company shall pay, for each one (1) share of Class B Preferred Shares, to Class B Preferred Shareholders or Class B Preferred Registered Pledgees, the sum of JPY 1,000,000 (provided, however, an amount reasonably adjusted by the board of directors of the Company shall be applied in case such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably requires adjustment of the amount with regard to Class B Preferred Shares) and Accumulated Unpaid Class B Preferred Dividends as of such distribution (if any), before payment to Common Shareholders and Common Share Registered Pledgees. If there exists any one or more other preferred shares or other securities with the same preference as Class B Preferred Shares

(“Equal Preference Securities”), when the aggregate amount of rights to demand distribution of residual assets of holders of Equal Preference Securities and the same of holders of Class B Preferred Shares is in excess of the amount of residual assets of the Company, each amount of distribution of residual assets paid to holders of Equal Preference Securities and holders of Class B Preferred Shares shall be determined on a pro rata basis to the number of shares and paid-in amount.

(2)	Class B Preferred Shareholders or Class B Preferred Registered Pledgees shall not receive any distribution of residual assets in addition to the distribution set forth above.

4.	Priority Order
(1)	In the case of distribution of dividends from retained earnings, equal priority shall be given to distributions to Class A Preferred Shares and Class B Preferred Shares.
(2)	In the case of distribution of residual assets, equal priority shall be given to distributions to Class A Preferred Shares and Class B Preferred Shares.

5.	Voting Rights
Class B Preferred Shareholders shall not have voting rights at the general meetings of shareholders.

6.	Reverse Splits or Splits of Preferred Shares and Rights of Allocation of Offered Shares, etc.
(1)	The Company shall not reverse split or split Class B Preferred Share unless otherwise required by law.

(2)	The Company shall not grant Class B Preferred Shareholders the right to be allotted offered shares or offered stock acquisition rights, or allot shares or share acquisition rights without contribution to Class B Preferred Shareholders.

7.	Put Options in Consideration for Cash

(1)	Details of the Put Option

Anytime on or after March 1, 2018, any Class B Preferred Shareholders may request the Company to acquire all or part of his/her Class B Preferred Shares in exchange for a cash distribution (“Put Option Request for Cash Distribution”). The Company shall, on the date when such Put Option Request for Cash Distribution becomes effective (“Put Option Request for Cash Distribution Day”), acquire all or part of Class B Preferred

Shares to the extent permitted by laws in exchange for cash distribution in an aggregate amount up to the Maximum Acquisition Amount (as defined in Item (2) of Paragraph 7 hereof) as of the Put Option Request for Cash Distribution Day. When Put Option Requests for Cash Distribution are made in excess of the Maximum Acquisition Amount, the Class B Preferred Share to be acquired by the Company shall be determined on a pro rata basis to the number of shares on which such Put Option Requests for Cash Distribution are made.
(2)	Acquisition Price

The acquisition price per one (1) Class B Preferred Share in the case of Put Option Request for Cash Distribution shall be an amount equal to the sum of (a) JPY 1,000,000 (provided, however, an amount reasonably adjusted by the board of directors of the Company shall be applied in cases such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably require adjustment of the amount with regard to Class B Preferred Shares), (b) the total amount of Accumulated Unpaid Class B Preferred Dividends as of such Put Option Request for Cash Distribution Day (if any), and (c) the amount calculated by multiplying Class B Preferred Dividends Amount as of the record date which is established in the end of the business year in which such Put Option Request for Cash Distribution Day falls, by number of days from April 1 of such business year (including such day) to such Put Option Request for Cash Distribution Day (including such day), and dividing the product by 365 (amounts are rounded to nearest JPY).

“Maximum Acquisition Amount” shall be based on the distributable amount (bunpai kano gaku, as prescribed in Article 461, Paragraph 2 in the Companies Act), as of the last day of the business year prior to the business year in which the Put Option Request for Cash Distribution is made (“Calculation Day of Distributable Amount”). When such distributable amount exceeds JPY 15,000,000,000, the Maximum Acquisition Amount shall be equal to (a) such distributable amount minus (b) JPY 15,000,000,000 minus (c) for the period commencing on the day following the Calculation Day of Distributable Amount and ending on the Put Option Request for Cash Distribution Day, (1) distribution of dividends from retained earnings made with regard to shares of the Company and (2) the aggregate of acquisition price of Class A Preferred Shares and Class B Preferred Shares acquired or resolved to be acquired by the board of directors of the Company pursuant to (x) Paragraph 7 or 8 hereof or (y) the terms and conditions of Class A Preferred Shares; provided, however, that the Maximum Acquisition Amount shall be deemed to be JPY 0 if the Maximum Acquisition Amount is negative.

(3)	Competitive Put Option Request for Cash Distribution

In the case where the aggregate amount necessary for the acquisition of (a) Class B Preferred Shares pursuant to Paragraph 7 hereof on a given date and (b) Class A Preferred Shares and Class B Preferred Shares that shall be acquired as of the same date, is in excess of the Maximum Acquisition Amount as of such date, the Company shall acquire shares pro rata to the aggregate amount necessary for the acquisition of each class of preferred shares which require cash distribution in exchange for the acquisition, or pursuant to a reasonable method determined by the board of directors of the Company.

8.	Call Options in Consideration for Cash
(1)	Details of the Call Option

Anytime on or after April 1, 2012, the Company may, with the arrival of the day separately specified by the board of directors of the Company (“Mandatory Acquisition Day for Cash Distribution”), deliver cash to Class B Preferred Shareholders or Class B Preferred Registered Pledgees up to the distributable amount as of such Mandatory Acquisition Day for Cash Distribution, in exchange for acquisition of all or part of Class B Preferred Share by the Company (“Mandatory Acquisition for Cash Distribution”). The Class B Preferred Shares to be acquired in partial acquisition thereof shall be determined by lottery, pro rata distribution or other reasonable method determined by the board of directors of the Company.

(2)	Acquisition Price

The Acquisition price per one (1) Class B Preferred Share in case of a Mandatory Acquisition for Cash Distribution shall be an amount obtained by adding (a) JPY 1,000,000 (provided, however, an amount reasonably adjusted by the board of directors of the Company shall be applied in cases such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably require adjustment of the amount with regard to Class B Preferred Shares) and (b) the amount calculated by multiplying Class B Preferred Dividends as of the record date which is established in the end of the business year in which such Mandatory Acquisition Day for Cash Distribution falls, by number of days from April 1 of such business year (including such day) to such Mandatory Acquisition Day for Cash Distribution (including such day), and dividing the product by 365 (amounts are rounded to nearest JPY), and adding the total amount of Accumulated Unpaid Class B Preferred Dividends as of such Mandatory Acquisition Day for Cash Distribution (if any).

9.	Put Options in Consideration for Shares of Common Stock
(1)	Details of the Put Option

Class B Preferred Shareholders may, during the period from March 1, 2019 to September 30, 2029, request the Company to deliver shares of Common Stock of the Company in exchange for acquisition of all or part of the Class B Preferred Shares by the Company on conditions provided in Item (3) of this Paragraph 9 (Kabushiki taika shutoku seikyu) (“Put Option Request for Shares”).

(2)	Restriction on Put Option Requests for Shares

Notwithstanding the foregoing Item, in case where the Number of Unused Authorized Shares (to be defined below) is lower than the Number of Shares of Common Stock Subject to Request (to be defined below) as of the day of an Put Option Request for Shares (“Share Put Option Request Day”), the acquisition of Class B Preferred Shares pursuant to Put Option Request for Shares by Class B Preferred Shareholders shall take effect only with regard to the number of Class B Preferred Shares obtained by multiplying (a) the number of Class B Preferred Shares for which the Class B Preferred Shareholders made the Put Option Request for Shares as of such Share Put Option Request Day by (b) the number obtained by dividing Number of Unused Authorized Shares by Number of Shares of Common Stock Subject to Request (to be calculated to the tenth, which shall be rounded down), and the Put Option Request for Shares shall be deemed not to have been made for the Class B Preferred Shares with regard to Put Option Request for Shares other than Class B Preferred Shares of which the acquisition takes effect. The Class B Preferred Shares to be acquired in such partial acquisition shall be determined by lottery, pro rata distribution in proportion to the number of Class B Preferred Shares for which the Put Option Request for Shares was made or other reasonable method determined by the board of directors of the Company. In case where the Company cancels Class B Preferred Shares in connection with Put Option Request for Shares upon acquisition, the number of Class B Preferred Shares the acquisition of which takes effect shall be decided taking into consideration the decrease in total number of issued shares due to such cancellation.

“Number of Unused Authorized Shares” means the number obtained by subtracting (a) the sum of (1) the total number of issued shares as of such Share Put Option Request Day (excluding the treasury stocks) and (2) the number of shares to be issued in case all of the stock acquisition rights (including the stock acquisition rights attached to the bonds with stock acquisition rights but excluding those for which the commencement date of exercise period has not arrived as of such Share Put Option Request Day) outstanding as of such Share Put Option Request Day are deemed to have been exercised from (b) the number of authorized shares of the Company as provided in the Articles of Incorporation as of such Share Put Option Request Day.

“Number of Shares of Common Stock Subject to Request” means the total number (to be calculated to the tenth, which shall be rounded down) obtained by dividing (a) the total paid-in amount with regard to the Class B Preferred Shares to which the Put Option Request for Shares are made as of such Share Put Option Request Day (provided, however, a total amount reasonably adjusted by the board of directors of the Company shall be applied in cases such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably require adjustment of the amount with regard to Class B Preferred Shares) by (b) the conversion price as provided in Item (3) of Paragraph 9 as of such Share Put Option Request Day.

(3)	Method for Calculating the number of shares of Common Stock delivered pursuant to Put Option Request for Shares

The Number of shares of Common Stock of the Company to be delivered to the Class B Preferred Shareholders in exchange for acquisition of Class B Preferred Shares by the Company pursuant to Put Option Request for Shares as provided in Item (1) of Paragraph 9 above shall be the number to be obtained by dividing (a) the total paid-in amount in connection with such Class B Preferred Shares (provided, however, a total amount reasonably adjusted by the board of directors of the Company shall be applied in cases such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably require adjustment of the amount with regard to Class B Preferred Shares) by (b) the Conversion Price to be defined in this Item (to be calculated to the tenth, which shall be rounded down). In case where fraction smaller than one share in calculation of shares of Common Stock to be provided in exchange for the acquisition of Class B Preferred Shares is made, the Company shall provide a cash distribution pursuant to the Article 167, Paragraph 3 of the Companies Act.
a.	Initial Conversion Price

The initial conversion price shall be the amount calculated by dividing the conversion price of Class B preferred shares issued by CSK Corporation effective immediately prior to the effective date of the merger under the Merger Agreement dated February 24, 2011 between the Company and CSK Corporation by 0.24 (such calculation shall be made to the hundredth of

JPY, which shall be rounded to the tenth).

b.	Amendment to the Conversion Price

On March 1 of every year during the period from March 1, 2020 to September 30, 2029, the conversion price shall be amended to the amount equivalent to the simple average price of the price announced at the Tokyo Stock Exchange, Inc. (the “TSE”) as Value Weighted Average Price (“VWAP”) of each trading day of shares of Common Stock of the Company at the TSE for the 30 consecutive trading days commencing 45 trading days before such date (provided, however, the days on which VWAP are not announced by the TSE during the 30 consecutive trading days above, if any, shall be excluded in the calculation of simple average price above) (the “Amended Conversion Price”). Such calculation shall be made to the hundredth of JPY, which shall be rounded to the tenth. Provided, however, as a result from the above calculation, in the case where the Amended Conversion Price exceeds the amount equal to 300% of initial conversion price (the “Maximum Conversion Price”; if, however, the conversion price is adjusted as provided in Item c. below, necessary adjustments shall also be made to the Maximum Conversion Price), the Amended Conversion Price shall be the Maximum Conversion Price and, in case where the Amended Conversion Price falls below the amount equivalent to 45% of the initial conversion price (the “Minimum Conversion Price”; if, however, the conversion price is adjusted as provided in Item c. below, necessary adjustments shall also be made to the Minimum Conversion Price), the Amended Conversion Price shall be the Minimum Conversion Price.

c.	Adjustment of the Conversion Price
i.	Conversion Price Adjustment Formula

The Company shall adjust the conversion price by the following formula (the “Conversion Price Adjustment Formula”) in case where the number of the shares of Common Stock of the Company is changed, or possible to be changed, due to each event as described in sub-item ii. of this Item after issuance of Class B Preferred Shares. Calculation of the Conversion Price Adjustment Formula shall be made to the hundredth of JPY, which shall be rounded to the nearest tenth.

Adjusted Conversion Price	=	Conversion Price before Adjustment	×	Number of Shares Already Issued	+	Number of Shares to be Delivered	×	Paid-in Amount per Share

Fair Market Value

				Number of Shares Already Issued	+	Number of Shares to be Delivered
The “Fair Market Value” as used in the Conversion Price Adjustment Formula above shall be the average of every closing price (including indicative prices) of trading of the shares of Common Stock of the Company at the TSE for the 30 trading days commencing 45 trading days before the day on which the Adjusted Conversion Price is to be applied (or the record date in case of the sub-item iii. of this Item) (excluding the days on which the closing prices are not available). Such average value shall be calculated to the hundredth of JPY, which shall be rounded to the tenth.

The “Number of Shares Already Issued” as used in the Conversion Price Adjustment Formula above is the number obtained by subtracting (a) the number of shares of Common Stock of the Company held by the Company as of the record date, if any, for granting the shareholders of the shares of Common Stock of the Company entitlement to allotment, or in case where such record date is not determined, as of the date one (1) month prior to the day on which the Conversion Price after adjustment is to be applied, from (b) the number of issued shares of Common Stock of the Company as of such date, and then adding the number of shares of Common Stock of the Company that are to be delivered pursuant to sub-item ii. or sub-item iii. of this Item prior to the adjustment of such Conversion Price thereto but are not yet delivered. In case where the shares of Common Stock of the Company are to be split (kabushiki bunkatsu), the number of shares to be delivered to be used in the Conversion Price Adjustment Formula shall not include the number of shares of Common Stock of the Company to be allotted to the shares of Common Stock of the Company held by the Company as of the record date.

ii.	Trigger Event of Adjustment of the Conversion Price

Trigger Event of adjustment of the Conversion Price pursuant to the Conversion Price Adjustment Formula and the timing to apply such Conversion Price after adjustment are as follows:

(i)	In case where the shares of Common Stock of the Company are delivered at a paid-in amount less than the Fair Market Value provided in sub-item i. of this Item (provided, however, following cases shall be excluded:

(1) case of sub-item ii. of this Item, (2) the case where shares of Common Stock of the Company are delivered pursuant to an acquisition by the Company of securities in exchange for which shares of Common Stock of the Company are to be delivered, (3) the case where the shares of Common Stock of the Company are delivered pursuant to an exercise of stock acquisition rights (including stock acquisition rights attached to bonds with stock acquisition rights) by which the shares of Common Stock of the Company can be demanded to be delivered, and (4) the case where the shares of Common Stock of the Company are delivered upon merger in which the Company survives or by share exchange (kabushiki kokan) in which the Company becomes the wholly owning parent company).

The Conversion Price after adjustment shall be applied on and after the day following the settlement date (or, in cases where such settlement period is set upon the offering, on and after the day following the last day of the settlement period; the same shall apply hereinafter). If there is a record date to grant the shareholders of the shares of Common Stock of the Company with entitlement to allotment, however, the Conversion Price after adjustment shall be applied on and after the day following such record date.

(ii)	In case where the shares of Common Stock of the Company are split (kabushiki bunkatsu) or allotted without contribution:

The Conversion Price after adjustment shall be applied on and after the day following the record date with regard to the share split in case of a share split (kabushiki bunkatsu), and on and after the day following the day when the allotment of shares becomes effective in case of an allotment without contribution (musho wariate). If there is a record date to grant the shareholders of the shares of Common Stock of the Company with entitlement to allotment with regard to the allotment without contribution of the shares of Common Stock of the Company, however, the Conversion Price after adjustment shall be applied on and after the day following such record date.

(iii)	In case where any of shares with put option (shutoku seikyuken-tsuki kabushiki), shares subject to call option of the Company (shutoku joko-tsuki kabushiki), or stock acquisition rights subject to call option of the Company (shutoku joko-tsuki shinkabu yoyaku-ken) (including the stock acquisition rights attached to the bonds with stock acquisition rights) by which the shares of Common Stock of the

Company are to be delivered at a price less than the Fair Market Value as provided in the sub-item i. of this Item, or stock acquisition rights by which the shares of Common Stock of the Company may be delivered at a price less than the Fair Market Value provided in the sub-item i. of this Paragraph (including the stock acquisition rights attached to the bonds with stock acquisition rights) are issued.

With regard to the Conversion Price after adjustment, the Conversion Price Adjustment Formula shall be applied mutatis mutandis to the calculation thereof with the assumption that all of shares with put option, shares subject to call option of the Company or stock acquisition rights subject to call option of the Company (including the stock acquisition rights attached to the bonds with stock acquisition rights), or stock acquisition rights (including the stock acquisition rights attached to the bonds with stock acquisition rights) are exercised on the initial conditions, and it will be applied on and after the day following the settlement date (or, in cases of stock acquisition rights and bonds with stock acquisition rights, on and after the day following the allotment date). If there is a record date to grant the shareholders of the shares of Common Stock of the Company with entitlement to allotment, however, the Conversion Price after adjustment shall be applied on and after the day following such record date.

(iv)	In case where shares of Common Stock are to be subject to a reverse share split (kabushiki heigo), the Conversion Price shall be adjusted using the following calculation formula upon the effectiveness of such reverse share split.

Conversion Price after Adjustment	=	Conversion Price before Adjustment	×	Number of Issued Shares of Common Stock before Reverse Share Split

Number of Issued Shares of Common Stock after Reverse Share Split
iii.	Other Adjustment of the Conversion Price

Other than such events that require adjustment to the Conversion Price as provided in sub-item ii. of this Item, the Company shall make those adjustments to the Conversion Price which the board of the directors of the Company deem reasonable, in the following cases:
(i)	When adjustment of the Conversion Price is required upon merger

(except when the Company is absorbed as a result of the merger), share exchange (kabushiki-kokan) or corporate split (kaishabunkatsu).

(ii)	When adjustment of the Conversion Price is required upon occurrence of any event to cause, or possibly cause, changes in the number of shares of Common Stock of the Company.

(iii)	When two or more events occur simultaneously or in short succession that require adjustment of the Conversion Price, and the effect of one of such events needs to be considered in relation to the Fair Market Value to be used in calculation of the Conversion Price after adjustment based on the other event.
iv.	Absence of Adjustment to the Conversion Price

As long as the difference between the Conversion Price after adjustment calculated by the Conversion Price Adjustment Formula and the Conversion Price before Adjustment is less than one (1) JPY, the Conversion Price shall not be adjusted; provided, however, that such Conversion Price after adjustment shall be the Conversion Price before adjustment in the Conversion Price Adjustment Formula, when an event occurs that requires adjustment of the Conversion Price thereafter.

v.	In case the Conversion Price is to be adjusted, the Company must, promptly after the determination of related matters, notify the Class B Preferred Shareholders and Class B Preferred Registered Pledgees of such adjustment and grounds therefor, adjusted conversion price, date of application and other necessary matters.
(4)	Competitive Put Option Requests for Shares

In case the total number of shares of Common Stock to be delivered in consideration for acquisition of Class B Preferred Shares as of the Share Put Option Request Day pursuant to Paragraph 9 hereof, and the number of shares of Common Stock to be delivered in consideration for Class A Preferred Shares and Class B Preferred Shares to be acquired as of the same date exceeds the Number of Unused Authorized Shares, such acquisition shall be conducted pro rata based on the number of shares of Common Stock to be issued by the Company in exchange for such acquisition, or by any other reasonable methods determined by the board of directors of the Company.

10.	Call Options in Consideration for Shares of Common Stock

(1)	Details of the Call Option

The Company may acquire, on a date on or after October 1, 2029 resolved separately by the board of directors of the Company (“Mandatory Share Acquisition Day”), all or a part of Class B Preferred Shares, in exchange for delivery of shares of Common Stock of the Company, to the extent that the number of the shares of Common Stock of the Company to be delivered does not exceed the Number of Unused Authorized Shares as of the said Mandatory Share Acquisition Day.

In such case, the Company shall deliver, in exchange for acquiring Class B Preferred Shares, the number of shares of Common Stock of the Company obtained by dividing (a) the total amount to be paid in for the said Class B Preferred Shares (provided, however, a total amount reasonably adjusted by the board of directors of the Company shall be applied in cases such as share splits (kabushiki bunkatsu), reverse share splits (kabushiki heigo) or other situations arising that reasonably require adjustment of the amount with regard to Class B Preferred Shares) by (b) the amount equivalent to the simple average price of the prices published at TSE as VWAP of the shares of Common Stock of the Company on each trading day for thirty (30) consecutive trading days commencing forty-five (45) trading days prior to the Mandatory Share Acquisition Day (provided, however, in case where there is a day no VWAP price is published at TSE during those thirty (30) consecutive trading days, the simple average price above shall be calculated by excluding such day) (such calculation shall be made to the hundredth of JPY, which shall be rounded to the tenth). When there is any fraction smaller than one (1) share in calculating the number of shares above, cash shall be provided pursuant to Article 234 of the Companies Act.

(2)	Partial Mandatory Acquisition

When acquiring a part of Class B Preferred Shares pursuant to this Paragraph, such acquisition shall be conducted by pro rata basis, lottery or any other reasonable methods determined by the board of directors of the Company.

11.	Statute of Limitation
The provision regarding the statute of limitation of the dividends in the Articles of Incorporation of the Company shall be applied mutatis mutandis to payment with regard to Class B Preferred Dividends and Class B Preferred Interim Dividends.

[Translation]
Exhibit 3
SCSK Corporation
130% Call Option Attached Unsecured Convertible Type Bonds with Stock Acquisition Rights (1st Series) (with inter-bond pari passu clause only applicable among convertible bond-type bonds with stock acquisition rights)
Terms and Conditions of the Bonds
1.	Name of the Bonds

SCSK Corporation 130% Call Option Attached Unsecured Convertible Type Bonds with Stock Acquisition Rights (1st Series) (with inter-bond pari passu clause only applicable among convertible bond-type bonds with stock acquisition rights) (hereinafter referred to as the “Convertible Bonds”, of which the bonds, excluding stock acquisition rights, are to be hereinafter referred to as the “Bonds”, and stock acquisition rights the “Stock Acquisition Rights” respectively.)

2.	Aggregate amount of the Bonds

The Amount which remains outstanding at the end of the date immediately before the effective date of the merger pursuant to the merger agreement executed by and between the Company and CSK Corporation as of February 24, 2011 (hereinafter referred to as the “Merger”), in respect of the amount of JPY 35 billion that is the initial amount of the obligation of such bonds owed by CSK Corporation as related to the CSK Corporation 130% Call Option Attached Unsecured Convertible Type Bonds with Stock Acquisition Rights (7th Series) (with inter-bond pari passu clause only applicable among convertible bond-type bonds with stock acquisition rights) (hereinafter referred to as the “Pre-Succession Convertible Bonds”)

3.	Amount of each Bond

One (1) type of JPY One (1) million

4.	Certificates for the Convertible Bonds

(1)	Among the Convertible Bonds, those which came to be deemed as the book-entry bonds with stock acquisition rights, pursuant to the provision of Article 50 in the supplementary provision of the Act Concerning Book-Entry Transfer of Corporate Bonds, Shares, etc. (hereinafter referred to as the “Book-Entry Transfer Act”) on or after the date of enforcement of the Act for Partial Revision of the Act on Book-Entry Transfer of Bonds, etc. for Rationalization of Settlements for Transactions of Shares, etc. (hereinafter referred to as the “Book-Entry Convertible Bonds”), shall be handled pursuant to the operational rules and other rules relating to the book-entry transfer of corporate bonds, etc. established by the book-entry transfer institution (as defined in paragraph 27, the same shall apply hereinafter), subject to the application of the provision of the Book-Entry Transfer Act. Except in the cases where the holders of the Book-Entry Convertible Bonds (the “Bondholders of Book-Entry Convertible Bonds”) may request for the issue of certificates for the convertible bonds pursuant to the Book-Entry Transfer Act, in the event that certificates for the Book-Entry Convertible Bonds are issued, such certificates shall be in bearer form, and the Bondholders of Book-Entry Convertible Bonds may not request to exchange such certificates for the convertible bonds for those in registered form.

(2)	With respect to the Convertible Bonds other than the Book-Entry Convertible Bonds (hereinafter referred to as the “Actual Convertible Bonds”), certificates for the bonds with stock acquisition rights in bearer form which represent the Convertible Bonds (hereinafter referred to as the “Certificates of Convertible Bonds”) shall be issued, and the bondholders of the Actual Convertible Bonds (hereinafter referred to as the “Bondholders of Actual Convertible Bonds” and, together with the Bondholders of Book-Entry Convertible Bonds referred to as the “Bondholders”) may not request to exchange the Certificates of Convertible Bonds for those in registered form.

(3)	Pursuant to the provisions of the main clauses of Article 254, Paragraphs 2 and 3 of the Companies Act, the Stock Acquisition Rights and the Bonds shall not be transferred separately.
5.	Interest rate of the Bonds

0.25% per annum

6.	Redemption amount of the Bonds

JPY 100 for the face value of JPY 100

However, in the cases of an early redemption, the amount of redemption shall be as set forth in paragraph 9, item (2) or (3).

7.	Existence of collateral or guarantee

There are no collaterals or guarantees on the Convertible Bonds, and there are no assets especially reserved for the Convertible Bonds.

8.	Commissioned company for Bondholders
(1)	Name of the commissioned company for Bondholders

The Sumitomo Trust and Banking Co., Ltd.

(2)	Authority of the commissioned company for Bondholders in objection procedures for creditors

Notwithstanding the provisions set forth in the main clause of Article 740, Paragraph 2 of the Companies Act, the commissioned company for Bondholders shall not raise any objection on behalf of the bondholders without resolution at the bondholders’ meeting with respect to the objection set forth in the Article

740, Paragraph 1 of the Companies Act.

(3)	Resignation of commissioned company for Bondholders

The commissioned company for Bondholders may, after electing a person to succeed the duties of commissioned company for Bondholders, resign when there is a conflict of interest (including the possibility of a conflict of interest) between the commissioned company for Bondholders and the Bondholders or when there are other justifiable grounds.
9.	Manners and Dates of Redemption of the Bonds
(1)	The aggregate amount of the original principal of the Bonds shall be redeemed on September 30, 2013. However, early redemption shall be as set forth in paragraph 9, item (2) or (3).

(2)	In the case that the shareholders meeting of the Company (if approval by the shareholders meeting is not required, the board of directors meeting of the Company) approves a merger, in which an unlisted company (which means a joint-stock company whose shares of Common Stock are neither listed on any financial instruments exchange nor registered as over-the-counter traded securities) becomes the surviving company and the Company is absorbed therein, or a share exchange or share transfer, in which the Company becomes a wholly-owned company (the “Share Exchange, etc.”), the Company may redeem all (and not less than all) of the Bonds then outstanding at the following prices for the face value of JPY 100 on or prior to the effective date of the Share Exchange, Etc.

JPY 101 for the period from October 1, 2011 to September 30, 2012

JPY 100 for the Period from October 1, 2012 to September 29, 2013

(3)	130% Call Option Clause

In the event that the closing prices of the shares of Common Stock of the Company in the regular trading on the Tokyo Stock Exchange, Inc. on each day for a period of twenty (20) consecutive trading days has been 130% or more of the Conversion Price (as set forth in paragraph 11, item (6), sub- item (ii)) that is in effect on each such trading day (or if the Conversion Price has been adjusted pursuant to paragraph 11, items (7) to (11), such Conversion Price after adjustment), then the Company may redeem all (and not less than all) of the Bonds then outstanding, at any time, at JPY 100 for JPY 100 of the face value. In the case where the Company conducts a share-split of the shares of Common Stock of the Company or an allotment of shares of Common Stock without contribution to the shares of Common Stock of the Company (the “Share-split, etc.”), with respect to the application of these provisions during a period of four (4) trading days starting from the day that is three (3) trading days before the record date (or, if no record date is established, the day preceding the effective date of the Share-split, etc., and if the date preceding the record date or the effective date is not a trading day, the immediately preceding trading day; hereinafter the same shall be applied in this item) to the relevant record date, notwithstanding the provisions of paragraph 11, item (8), sub-item (ii), the Conversion Price in effect on each of the trading day shall be the Conversion Price calculated by the Conversion Price Adjustment Formula set forth in paragraph 11, item (7), and within such formula, the number of the Company’s issued shares of Common Stock on the day one (1) month prior to each date of trading minus the number of shares of Common Stock held by the Company as of such date is used as the number of shares outstanding and the shares to be delivered due to the Share-split, etc. is used as the number of shares to be delivered.

(4)	If the due date of the redemption (including the early redemption date of the Bonds pursuant to paragraph 9, items (2) or (3); the “Redemption Date”) falls on a bank holiday, the payment therefor shall be made on the preceding bank business day.

(5)	The Company may, except as otherwise provided by laws and regulations or the operational rules and other rules relating to the book-entry transfer established by the book-entry transfer institution, purchase the Convertible Bonds at any time, on or after the effective date of the Merger. In the event that the Company cancels the Convertible Bonds it purchased, the Bonds pertaining to the Convertible Bonds and the Stock Acquisition Rights attached to the Convertible Bonds may not be cancelled separately.
10.	Method and Due Date for the Payment of Interest
(1)	Interest on the Bonds shall accrue from the effective date of the Merger until the Redemption Date, payable semi-annually each year by March 31 and by September 30.

(2)	Interest for any period of less than a half-year shall be payable for the actual number of days included in such period.

(3)	If the due date for the payment of the interest is not a bank business day, the payment therefore shall be made on the bank business day immediately preceding such date.

(4)	Interest will not accrue after the Redemption Date.

(5)	The interest on the Bond, of which the Stock Acquisition Rights have been exercised and such exercise has become effective, will cease to accrue as of the interest payment date immediately before the date on which the exercise of the Stock Acquisition Rights has become effective.
11.	Matters relating to the Stock Acquisition Rights
(1)	The number of Stock Acquisition Rights attached to the Bonds

The number of Stock Acquisition Rights attached to each of the Bonds shall be one (1), and a total of 35,000 Stock Acquisition Rights shall be issued; provided, however, that in the cases where the number of the stock acquisition rights attached to Pre-Succession Convertible Bonds which remains outstanding immediately before the effective date of the Merger and is held by persons other than the CSK Corporation is less than 35,000, the number of Stock Acquisition Rights to be issued shall be the same as such number less than 35,000.

(2)	The type of shares subject to the Stock Acquisition Rights and the method of calculation of the number thereof

The type of shares subject to the Stock Acquisition Rights shall be shares of Common Stock of the Company, and the number of shares of Common Stock of the Company to be newly issued or, in the case of shares held by the Company, to be disposed by the Company (issuance or disposition of shares of Common Stock of the Company shall be hereinafter referred to as the “delivery”) upon the Exercise Request (as defined in paragraph 11, item (3)) shall be the number obtained by dividing the total amount of the Bonds regarding the Exercise Request by the Conversion Price as set forth in paragraph 11, item (6), sub-item (ii) (or if the Conversion Price has been adjusted pursuant to paragraph 11, items (7) through (11), such Conversion Price after adjustment). Any fractions falling short of one (1) share in such event shall be rounded down.

(3)	The period during which the Stock Acquisition Rights may be exercised

The holders of the Convertible Bonds may exercise the Stock Acquisition Rights and request the Company for the delivery of shares of Common Stock of the Company as set forth in paragraph 11, item (2) (hereinafter referred to as the “Exercise Request”) at any time during the period from the effective date of the Merger up to September 27, 2013 (hereinafter referred to as the “Exercise Request Period”), (with respect to the Stock Acquisition Rights attached to the Book-Entry Convertible Bonds, excluding the date of confirmation of the shareholders regarding the shares of Common Stock of the Company (the record date as set forth in Article 124, Paragraph 1 of the Companies Act) and the immediately preceding business day (“business day” means any day other than the holidays of the book-entry transfer institution; the same shall apply hereafter), the business day immediately preceding the date on which the payment of the interest on the Bonds is made, and any day determined necessary by the book-entry transfer institution); provided, however, that in the cases of early redemption of the Bonds on and prior to September 27, 2013 pursuant to the provisions of paragraph 9, item (2) or item (3), up until the bank business day preceding the Redemption Date, and in the case where the Bonds have lost benefit of term and become due and payable pursuant to the provisions of paragraph 16, up until the time at which the Bonds shall lost benefit of term and become due and payable (excluding the date on which the Bonds lost benefit of term). In the case where the stock acquisition rights of the Succeeding Company, etc. is delivered in connection with Organizational Restructuring Acts (as set forth in paragraph 11, item (14)) and suspension of the exercise of the Stock Acquisition Rights is necessary, the Stock Acquisition Rights may not be exercised during the period of suspension of the Exercise Request (such period shall not exceed one (1) month) on condition that the Company has given (a) prior written notice to the commissioned company for Bondholders of such period and other necessary matters and (b) public notice thereof no later than one (1) month prior to the commencement date of such period.

(4)	Other terms of the exercise of the Stock Acquisition Rights

The Stock Acquisition Rights may not be exercised in part.

(5)	Events for acquisition of the Stock Acquisition Rights

Not applicable.

(6)	Details of the property to be contributed upon the exercise of the Stock Acquisition Rights and the amount thereof
(i)	Upon exercise of the Stock Acquisition Rights, the Bonds to which the Stock Acquisition Rights are attached shall be contributed, and the price of the Bonds shall be the same amount as that of such Bonds.

(ii)	The price to be used in the calculation of the number of shares of Common Stock of the Company to be delivered upon the exercise of the Stock Acquisition Rights (the “Conversion Price”) shall be, initially, the price equivalent to the amount calculated by dividing the conversion price of the Pre-Succession Convertible Bonds which was effective immediately before the effective date of the Merger by 0.24 (in the calculation of such price, an amount falling short of JPY one (1) shall be calculated to one decimal place of the yen and rounded up to the nearest JPY one (1)).
(7)	After the issuance of the Convertible Bonds, if there is a change in the number of shares of Common Stock of the Company or the possibility thereof due to each of the events set forth in paragraph 11, item (8) below, the Company shall adjust the Conversion Price using the calculation formula set forth below (the “Conversion Price Adjustment Formula”):

Conversion Price after Adjustment	=	Conversion Price before adjustment	×	Number of Outstanding Shares	+	Number of Shares to be delivered	×	Paid-in amount per Share
Current Market Price
					Number of Outstanding Shares	+	Number of Shares to be delivered
(8)	The cases where the Conversion Price is adjusted by the Conversion Price Adjustment Formula and the applicable period for the Conversion Price after adjustment shall be as set forth below:

(i)	In the case of the delivery of shares of Common Stock of the Company with a payment amount which falls short of the current market price set forth in paragraph 11, item (10), sub-item (ii) (excluding the cases of item (8), sub-item (ii), the cases where delivery of shares of Common Stock of the Company by acquisition of securities in exchange for which shares of Common Stock of the Company are delivered, delivery of shares of Common Stock of the Company upon exercise of the stock acquisition rights (including those attached to the bonds with stock acquisition rights) by which the delivery of shares of Common Stock of the Company may be requested, or delivery of shares of Common Stock of the Company by a merger in which the Company becomes a surviving company or by a share exchange in which the Company becomes a wholly-owning parent company is conducted), the Conversion Price after adjustment shall be applied from the following day of the payment date (if a payment period is set upon the offering, the last day of such payment period; the same shall apply hereafter); provided, however, that if there is a record date that has been established for granting the right to receive an allotment of shares to shareholders of shares of Common Stock of the Company, the Conversion Price after adjustment shall be applied from the following day of the record date;

(ii)	In the case of a share-split of shares of Common Stock of the Company or in the cases of an allotment of shares of Common Stock of the Company without contribution, the Conversion Price after adjustment shall be applied from the following day of the record date with regard to the share-split in the case of a share-split, and from the following day of the date when the allotment of shares becomes effective in the case of an allotment of shares of Common Stock of the Company without contribution; provided, however, if, in respect of an allotment of shares of Common Stock of the Company without contribution, there is a record date that has been established for granting the right to receive an allotment of shares to shareholders of shares of Common Stock of the Company, the Conversion Price after adjustment shall be applied from the following day of the record date;

(iii)	In the case of issuance of shares with put options, shares subject to call options of the Company, or stock acquisition rights subject to call options of the Company (including those attached to the bonds with stock acquisition rights) for which shares of Common Stock of the Company are delivered at a price lower than the current market price as set forth in paragraph 11, item (10), sub-item (ii), or stock acquisition rights (including those attached to the bonds with stock acquisition rights) for which shares of Common Stock of the Company are delivered at a price lower than the current market price as set forth in paragraph 11, item (10), sub-item (ii), the Conversion Price after adjustment shall be calculated by the mutatis mutandis application of the Conversion Price Adjustment Formula with the assumption that all of shares with put option, shares subject to call option of the Company or stock acquisition rights subject to call option of the Company (including those attached to the bonds with stock acquisition rights) or stock acquisition rights (including the stock acquisition rights attached to the bonds with stock acquisition rights) are exercised on the initial conditions, and such Conversion Price after adjustment shall be applied from the following day of the payment date (in the cases of stock acquisition rights and bonds with stock acquisition rights, the allotment date); provided, however, if there is a record date that has been established for granting the right to receive an allotment of shares to shareholders of shares of Common Stock of the Company, the Conversion Price after adjustment shall be applied from the following day of the record date;

(iv)	In the case of item (8), sub-items (i) through (iii), if there is a record date that has been established for granting the right to receive an allotment of shares to shareholders of shares of Common Stock of the Company and also the effectuation thereof is subject to the approval of the shareholders meeting, the board of directors or other organizations of the Company on and after the record date, notwithstanding the provisions of item (8), sub-items (i) through (iii), the Conversion Price after adjustment shall be applied from the following day of the date of such approval. In such cases, to the holders of Stock Acquisition Rights (the “Stock Acquisition Rights Holders”) who exercised the Stock Acquisition Rights during the period from the day immediately following the record date up to the date of such approval, the Company’s shares of Common Stock shall be delivered, the number of which is calculated by the following calculation method (provided that with regard to the delivery of the Company’s shares of Common Stock, paragraph 11, item (19) shall be applied mutatis mutandis):
In such a case, any fraction falling short of one (1) share shall be rounded down.
(9)	In the case where the variance between the Conversion Price after adjustment calculated by the Conversion Price Adjustment Formula and the Conversion Price before adjustment falls short of JPY one (1), such adjustment of the

Conversion Price shall not be made. However, if an event necessitating the adjustment of the Conversion Price occurs subsequently, such Conversion Price after adjustment shall be deemed as the Conversion Price before adjustment in calculation by the Conversion Price Adjustment Formula.

(10)	(i)	In the calculation of the Conversion Price Adjustment Formula, an amount falling short of JPY one (1) shall be calculated to two (2) decimal places and rounded up to the nearest one decimal place.
(ii)	The current market price used in the Conversion Price Adjustment Formula shall be the average of the daily closing price (including the quotation bid and asked price) of shares of Common Stock of the Company in regular trading at the Tokyo Stock Exchange, Inc. during 30 business days (excluding days without closing prices) commencing on the 45th business day preceding the date of the application of the Conversion Price after adjustment (however, in the cases of paragraph 11, item (8), sub-item (iv), the record date).

In the calculation of such average, an amount falling short of JPY one (1) shall be calculated to two (2) decimal places of the yen and rounded up to the nearest one decimal place.

(iii)	The “Number of outstanding shares” used in the Conversion Price Adjustment Formula shall be the number of the Company’s issued shares of Common Stock as of, in the case where there is a record date that has been established for granting the right to receive an allotment of such shares to shareholders of shares of Common Stock of the Company, such record date, or, in the case where such record date has not been established, the number of the Company’s issued shares of Common Stock held by the Company as of the date one (1) month prior to the date of the application of the Conversion Price after adjustment, deducted by the number of shares of Common Stock held by the Company as of such date, and adding the number of the undelivered shares of Common Stock of the Company within the shares of Common Stock of the Company deemed to be the “Number of shares to be delivered” pursuant to paragraph 11, items (8) or (11) prior to the adjustment of the Conversion Price. Furthermore, in the case where a share-split of shares of Common Stock of the Company is conducted, the “Number of shares to be delivered” used in the Conversion Price Adjustment Formula shall not include the number of shares of Common Stock of the Company allotted to the shares of Common Stock of the Company held by the Company as of the record date.
(11)	Other than in the cases set forth in paragraph 11, item (8) where adjustment of the Conversion Price is necessary, the Company shall conduct a necessary adjustment in the case of the following events, upon consultation with the commissioned company for Bondholders and after obtaining their approval thereof:

(i)	In cases where the adjustment of the Conversion Price is necessary for reverse share-split, decrease of the amount of stated capital or capital reserves, merger (excluding where the Company becomes an absorbed company upon such merger), share exchange or corporate split;

(ii)	In cases where the adjustment of the Conversion Price is necessary due to a change in the number of shares of Common Stock of the Company or events with the possibility of such changes other than those described above;

(iii)	In cases where two (2) or more proximate events requiring the adjustment of the Conversion Price occur and require the consideration of the effects by one event on the current market price to be used in the calculation of the Conversion Price after adjustment based on other event(s).

(12)	(i)	In cases where the Conversion Price is adjusted in accordance with the provisions of paragraph 11, items (7) through (11), the Company shall give prior written notice to the commissioned company for Bondholders of the adjustment of the Conversion Price and the grounds therefor, the Conversion Price before adjustment, the Conversion Price after adjustment, the date of the application of the adjustment and other necessary matters and shall publicly notice the necessary matters by the day preceding the date of application. However, in the cases of paragraph 11, item (8), sub-item (iv) or otherwise in the event of an inability to give the aforementioned public notice by the day preceding the date of such application, such public notice shall be conducted promptly on or after such date of application.
(ii)	The method of the public notice in the case of item (12), sub-item (i) shall be set forth in paragraph 20, item (3).
(13)	Stated capital and capital reserves to be increased in the cases of issuance of shares upon exercise of the Stock Acquisition Rights

The amount of the stated capital to be increased in the event of the issuance of shares upon the exercise of the Stock Acquisition Rights shall be one half of the maximum amount of increases of the stated capital, etc. calculated pursuant to Article 17, Paragraph 1 of the Companies Accounting Regulations. Any fractions falling short of one JPY (1) as a result of such calculation shall be rounded up. The amount of the capital reserves to be increased shall be the maximum amount of increases of the stated capital less the amount of the stated capital to be increased.

(14)	Succession of the Convertible Bonds by a succeeding company in the case where the Company conducts Organizational Restructuring Acts
(i)	In the cases of a merger, an absorption-type corporate split or incorporation-type corporate split in which the Company will be the absorbed company, a share exchange or a share transfer in which the Company will be the wholly-owned subsidiary (the “Organizational Restructuring Acts”) (however, limited to the cases where shares of

Common Stock are delivered to shareholders of the Company), the Company shall, except where the Company carries out early redemption of the Bonds pursuant to paragraph 9, item (2), deliver stock acquisition rights of the joint-stock company set forth in (a) through (e) below (the “Succeeding Company, etc.”) (“the Succeeding Stock Acquisition Rights”) to the Stock Acquisition Rights Holders of the Stock Acquisition Rights outstanding immediately preceding the effective date of the Organizational Restructuring Acts. The details shall be prescribed in sub-item (ii) below. In such cases, as of the effective date of the Organizational Restructuring Acts, the Stock Acquisition Rights shall be extinguished and the obligations relating to the Bonds shall be succeeded by the Succeeding Company, etc., and Stock Acquisition Rights Holders of the Stock Acquisition Rights shall be stock acquisition rights holders of the Succeeding Stock Acquisition Rights. However, in the cases of an absorption-type corporate split or incorporation-type corporate split, it shall be applied only to cases where it is stipulated in the absorption-type corporate split plan or incorporation-type corporate split plan that the Succeeding Company etc. delivers the Succeeding Stock Acquisition Rights to the Stock Acquisition Rights Holders of the Stock Acquisition Rights outstanding immediately preceding the effective date of the Organizational Restructuring Acts, and that the Succeeding Company etc. succeeds to the obligations relating to the Bonds.
(a)	Merger (limited to cases where the Company is absorbed by merger): A joint-stock company surviving a merger or a joint-stock company incorporated through a merger

(b)	Absorption-type corporate split: A joint-stock company succeeding all or a part of rights or obligations held by the Company regarding its business

(c)	Incorporation-type corporate split: A joint-stock company incorporated through incorporation-type corporate split

(d)	Share exchange: A wholly owning parent joint-stock company in a share exchange

(e)	Share transfer: A wholly owning parent joint-stock company incorporated through share transfer
(ii)	The details of the Succeeding Stock Acquisition Rights shall be as set forth in the following:
(a)	The number of the Stock Acquisition Rights

A number equivalent to the number of the Stock Acquisition Rights outstanding immediately preceding the effective date of the Organizational Restructuring Acts

(b)	The type of shares subject to the Succeeding Stock Acquisition Rights

Shares of Common Stock of the Succeeding Company, etc.

(c)	Calculation method of the number of shares subject to the

Succeeding Stock Acquisition Rights

The number of shares subject to the Succeeding Stock Acquisition Rights shall be the number obtained by dividing the aggregate amount of the succeeded bonds regarding the exercise request by the Conversion Price set forth in (d) below. Any fractions falling short of one (1) share in such event shall be rounded down.

(d)	The Conversion Price

The Conversion Price shall be stipulated so that those who exercise the Succeeding Stock Acquisition Rights immediately after the effective date of the Organizational Restructuring Acts shall be able to receive the economic values equivalent to those obtained by the Stock Acquisition Rights Holders who exercise the Stock Acquisition Rights immediately preceding the effective date of the Organizational Restructuring Acts.

(e)	Description of the features and the price of the property to be contributed upon the exercise of the Succeeding Stock Acquisition Rights

Upon the exercise of Succeeding Stock Acquisition Right, the succeeded bond shall be contributed and the price of such bonds shall be the same amount as the amount of the Bonds.

(f)	Exercisable period of the Succeeding Stock Acquisition Rights

The period from the effective date of the Organizational Restructuring Acts (if the Company sets forth the suspension period of exercise provided in paragraph 11, item (3), the later of either the effective date of the Organizational Restructuring Acts or the immediately following bank business day for the last day of such suspension period) up to the last day of the Exercise Request Period of the Stock Acquisition Rights set forth in paragraph 11, item 3.

(g)	Other conditions for exercising the Succeeding Stock Acquisition Rights

The Succeeding Stock Acquisition Rights may not be exercised in part.

(h)	Events for acquisition of the Succeeding Stock Acquisition Rights

Not applicable.
(15)	The administration for the acceptance of Exercise Requests of the Stock Acquisition Rights shall be handled at the place designated for the acceptance of Exercise Requests (the “Place for Acceptance of Exercise Requests”) as set forth in paragraph 29.

(16)	The agent administration for Exercise Requests of the Stock Acquisition Rights, with respect to the Actual Convertible Bonds, shall be handled at the place designated for the agent administration for Exercise Requests relating to the Actual Convertible Bonds as set forth in paragraph 31.
(17)	(i)	Exercise Requests of the Stock Acquisition Rights are conducted by notifying the Place for Acceptance of Exercise Requests of the matters required for Exercise Requests as set forth by the Company during the Exercise Request Period.

(ii)	Persons who notify the Place for Acceptance of Exercise Requests the matters required for Exercise Requests may not cancel such notice thereafter.
(18)	The effect of the Exercise Requests shall come into force on the date when the notice of the matters required for Exercise Requests arrives at the Place for Acceptance of Exercise Requests. If the effect of the exercise of the Stock Acquisition Rights comes into force, the Bonds pertaining to such Stock Acquisition Rights shall become due and payable.

(19)	Upon the effectuation of Exercise Requests for the Stock Acquisition Rights, the Company shall deliver the shares to the Stock Acquisition Rights Holders in relation to the conducted exercise requests by conducting an increase entry of book-entry transfer shares to the holding column in the book-entry transfer account registered at the book-entry transfer institution or the account management institution which the Stock Acquisition Right Holders designates.

(20)	The Company and the commissioned company for Bondholders shall, after consultation, implement the necessary procedures, in the cases where replacement of the terms in this terms and condition or other necessary measures is necessary, such as in the cases where the Company abolishes the unit share system.
12.	Negative pledge
(1)	(i)	So long as any of the Bonds remain outstanding, if the Company creates a security interest in respect of other convertible-type bonds with stock acquisition rights (bond with stock acquisition rights as defined in Article 2, Item 22 of the Companies Act, the content of which is stipulated in compliance with the provisions of Article 236, Paragraph 1, Item 3 of the Companies Act that the bonds to which such stock acquisition right is attached shall be the property subject to contribution when a stock acquisition right is exercised; hereinafter the same shall apply) that will be issued by the Company in Japan, on or after the issuance of the Convertible Bonds, the Company shall create, pursuant to the Secured Debenture Trust Act, a security interest in respect of the Convertible Bonds with the same priority as the said security interest.
(ii)	If the security interest created pursuant to the (i) of this item is insufficient to secure the Bonds which remains outstanding, the Company shall create, for the benefit of the Convertible Bonds, such security interest as the commissioned company for Bondholders deems appropriate pursuant to the Secured Debenture Trust Act.
(2)	(i)	So long as any of the Bonds remain outstanding, if the Company reserves the specified assets of the Company for the benefit of other convertible-type bonds with stock acquisition rights that will be issued by the Company in Japan, on or after the issuance of the Convertible Bonds, (hereinafter referred to as the “Provision of Reserved Assets”) the Company shall conduct such Provision of Reserved Assets as the commissioned company for Bondholders deems appropriate for the benefit of the Convertible Bonds. In this case, the Company shall enter into such agreement with the commissioned company for Bondholders as stipulates the said effect.

(ii)	In the cases of (i) of this item, the Company shall also enter into a special agreement with the commissioned company for Bondholders for the following (a) through (g) below:
(a)	the Company guarantees, at the time of the execution of agreement, that, with respect to the reserved assets, there shall be no mortgage, pledge or any other rights or forward agreement or any such acts as identifiable to the forward agreement, to establish mortgage, pledge or any other rights that might adversely affect the benefit of the bondholders of the Convertible Bonds to such effect, and so long as any of the Bonds remain outstanding, the Company shall not, without prior written approval of the commissioned company for Bondholders, establish a mortgage on the reserved assets, nor make any forward agreement or any such acts as identifiable to the forward agreement, to establish a mortgage, etc. on the reserved assets;

(b)	the Company shall not assign or lease any of the reserved assets to any others without the written approval of the commissioned company for Bondholders;

(c)	if the total value of the reserved assets has for any reason decreased significantly, the Company shall immediately notify the commissioned company for Bondholders in writing of such decrease;

(d)	the Company shall immediately add such assets as designated by the commissioned company for Bondholders to the reserved assets, if the commissioned company for Bondholders deems it necessary and requests the Company to do so;

(e)	in the cases of a decline in the total amount of Bonds outstanding or any other unavoidable circumstances, the Company may, with the prior written approval of the commissioned company for Bondholders, replace all or any part of the reserved assets with such other assets as the commissioned company for Bondholders deems appropriate or exclude any part of the reserved assets from the reserved assets;

(f)	the Company shall create a security interest, without delay, for the benefit of the Convertible Bonds over the reserved assets pursuant to the Secured Debenture Trust Act, if the Commissioned company for Bondholders deems it necessary and requests the Company to do so in order to preserve the rights pertaining to the Convertible Bonds; and

(g)	In the cases of preceding (f), if the Company is unable to create a security interest, as provided in the Secured Debenture Trust Act, over the reserved assets, the Company shall create such security interest for the benefit of the Convertible Bonds as the commissioned company for Bondholders deems appropriate pursuant to the Secured Debenture Trust Act.
(3)	The preceding two (2) items shall not apply in the case of succeeding convertible-type bonds with stock acquisition rights, for which security interests are created or for which the reserved assets are provided, from a absorbed company in absorption-type merger, a wholly owned subsidiary company in share exchange or a split company in absorption-type corporate split, due to an absorption-type merger, a share exchange or an absorption-type corporate split respectively.
13.	Conversion of the Bonds into secured bonds
(1)	The Company may, at any time, upon consulting with the commissioned company for Bondholders, create the security interest, for the benefit of the Convertible Bonds pursuant to the Secured Debenture Trust Act.

(2)	In the cases of the creation of a security interest for the benefit of the Convertible Bonds pursuant to paragraph 12 item (1) or the preceding item, the Company shall immediately complete the procedures for registration of such security interest or other necessary procedures, and give public notice of the completion of such procedures in a manner analogous to that set forth in Article 41, Paragraph 4 of the Secured Debenture Trust Act.
14.	Reservation of specified assets
(1)	The Company may, at any time, upon consulting with the commissioned company for Bondholders, conduct the Provision of Reserved Assets for the benefit of the Bond with Stock Acquisition Rights.

(2)	In the cases of the preceding item, the provisions of item (2) of paragraph 12 shall be applied mutatis mutandis pursuant thereto.
15.	Cancellation of negative pledge
(1)	If the Company creates security interests for the benefit of the Convertible Bonds in accordance with paragraph 12, item (1) or paragraph 13, item (1), the provisions of paragraph 12 and paragraph 18, item (3) shall not be applied thereafter.

(2)	If the Company conducts the Provision of Reserved Assets for the benefit of the Convertible Bonds in accordance with paragraph 12, item (2) or paragraph 14, the provisions of paragraph 12, item (2) shall not be applied thereafter.
16.	Event of default

The Bonds shall be accelerated if any of the following events occur. However, in the cases where the Company creates, for the benefit of the Convertible Bonds, such security interest as the commissioned company for Bondholders deems appropriate under the Secured Debenture Trust Act, pursuant to paragraph 12 item (1) or paragraph 13 item (1), the Bond shall not be accelerated even if the events provided in item (2) of paragraph 16 occur:
(1)	the Company breaches the provisions of paragraph 9 or 10;

(2)	the Company breaches the provisions of paragraph 12 item (1) or item (2);

(3)	the Company breaches any one of the provisions of paragraph 11, items (7) through (12), paragraph 13, item (2), paragraph 17, paragraph 18, item (2) or item (3), paragraph 19, paragraph 20 or paragraph 21, and fails to remedy such breach within the period designated by the commissioned company for Bondholders;

(4)	the Company loses the benefit of time in respect of any bonds other than the Bonds or is not able to make payments in respect of such bonds when they become due and payable;

(5)	the Company loses the benefit of time in respect of any borrowing obligations, other than its obligations under bonds, or is unable to perform its obligation due and payable to guarantee bonds issued by, or other borrowing obligations of, a company other than the Company, unless the total aggregate amount of such obligations does not exceed 500 million yen (calculated in Japanese yen in the case denominated by a currency other than yen);

(6)	the Company files a motion for commencement of bankruptcy proceedings, civil rehabilitation proceedings or corporate reorganization proceedings, or the dissolution of the Company is resolved by a board of directors meeting (other than due to merger);

(7)	the Company is subject to a decision for the commencement of bankruptcy proceedings, civil rehabilitation proceedings or corporate reorganization proceedings, or the commencement of special liquidation is ordered;

(8)	an application for seizure or auction (including public auction) is filed against the assets of the Company which are indispensable to its business, or the Company is subject to a disposition of tax delinquency etc., which materially damages the credit of the Company, and the commissioned company for Bondholders determines it inappropriate to maintain and continue the Bonds.
17.	Regular reports to the commissioned company for Bondholders
(1)	The Company shall report to the commissioned company for Bondholders an outline of its business on a regular basis, and submit financial statements and business reports without delay after the end of each business year and notify the commissioned company for Bondholders in writing of the dividend from retained earnings (including the interim dividend specified in Article 454 Paragraph 5 of the Companies Act). This provision shall also apply to the case where the Company closes its accounts for a temporary period on a certain day specified in Article 441, Paragraph 1 of the Companies Act.
(2)	If the Company files the annual securities report, quarterly report, extraordinary report or amendment reports thereto and the attachments thereto, prepared pursuant to the Financial Instruments and Exchange Act, with the commissioner of a finance bureau, etc., the Company shall furnish, without delay, to the commissioned company for Bondholders the copies thereof; provided, however, that if the Company conducts the filing procedures by use of the Electronic Data Processing System for Disclosure as provided in Article 27-30-2 of the Financial Instruments and Exchange Act, instead of submitting the documents provided in this item, the notification to that effect suffices.
18.	Notification to the commissioned company for Bondholders
(1)	In the case where, after the issuance of the Convertible Bonds, a matter to be stated in the register of the Bonds and the register of the Stock Acquisition Rights has occurred and there has been a change to a statement in the register of the Bonds and the register of the Stock Acquisition Rights, the Company shall without delay make a statement in the register of the Bonds and the register of the Stock Acquisition Rights to that effect and notify the commissioned company for Bondholders in writing.

(2)	The Company shall notify the commissioned company for Bondholders in advance and in writing in the cases of the following events:
(i)	The Company is to assign or lease assets that are indispensable for its business;

(ii)	The Company is to discontinue or wind up all of its business or a significant portion of its business;

(iii)	The Company is to decrease its stated capital or capital reserves, or is to conduct an entity conversion, corporate split, merger, share exchange or share transfer.
(3)	If the Company is to create a security interest or conduct the Provision of Reserved Assets for the benefit of other convertible-type bonds with stock acquisition rights that will be, issued by the Company in Japan on or after the issuance of the Convertible Bonds, the Company shall notify the commissioned company for Bondholders in advance and in writing to that effect and the grounds therefor, the content of the obligation, the security interest and any other necessary matters.
19.	Authority of the commissioned company for Bondholders to investigate
(1)	Where the commissioned company for Bondholders deems it necessary for the execution of its authority and for the performance of its obligations as prescribed in the bond management agreement for the Convertible Bonds, it may request that the Company and any of its consolidated subsidiaries and companies to which the equity method is applied submit a written report in connection with the business, accounting, books, documents etc., or may investigate in such matters.

(2)	In the case of the preceding item, if the commissioned company for Bondholders investigates any of the Company’s consolidated subsidiaries and companies to which the equity method is applied, the Company shall cooperate with such investigation.
20.	Notification and public notice in the event of early redemption
(1)	If the Company intends to conduct the early redemption of the Bonds provided in the provision of paragraph 9, item (2), the Company shall notify the commissioned company for Bondholders in writing to that effect and the amount and date of such early redemption and any other necessary matters no later than two (2) months before the date on which the Company intends to conduct the relevant early redemption, and shall make public notice of the necessary matters no later than one (1) month before the date on which the Company intends to conduct the relevant early redemption.

(2)	If the Company intends to conduct the early redemption of the Bonds provided in the provisions of paragraph 9, item (3), the Company shall notify the commissioned company for Bondholders in writing to that effect and any other necessary matters within seven (7) days from the last day of the twenty (20) consecutive trading days (specified in paragraph 9, item (3)), and shall make public notice of the necessary matters (a) within the period of fifteen (15) days from such last day, as well as (b) within the period which commences on the date sixty (60) days before the date on which the Company intends to conduct the relevant early redemption and ends on the date thirty (30) days before the date on which the Company intends to conduct the relevant early redemption.

(3)	The public notice, given pursuant to the preceding two (2) items, shall be given by electronic method specified by the articles of incorporation of the Company. However, if the Company is unable to give notice by electronic method due to accident or for any other unavoidable reasons, it shall be given in the newspaper specified by the articles of incorporation of the Company and one (1) or more daily newspapers circulated in Tokyo and Osaka, respectively (provided, however, that public notice in any newspaper whose circulation overlaps with another newspaper in which public notice has been published may be omitted).
21.	Loss, etc., of Certificates for the Convertible Bonds relating to the Actual Convertible Bonds
(1)	In the case where a person who has lost a Certificate for the Convertible Bonds relating to the Actual Convertible Bonds requests for the issue and delivery of a replacement certificate for such Convertible Bonds accompanied by a certified copy of the final judgment of nullification of the subject lost certificate, the

Company shall, after it has been notified of the kind, the registered number and the reasons for such loss, etc., and after the procedures for public notification concerning such loss have been taken and the certificate is declared void, issue and deliver a replacement certificate for such Convertible Bonds.

(2)	In the case where a coupon pertaining to a certificate for the Convertible Bonds relating to the Actual Convertible Bonds has been lost, the Company shall not issue a replacement coupon pertaining thereto; provided, however, that if the procedures for public notification concerning such loss have been taken in accordance with the preceding item and nullity of the coupon is determined, the Company shall pay the interest in respect of a coupon due and payable.

(3)	In the case of destruction or defacement of a Certificate for the Convertible Bonds relating to the Actual Convertible Bonds, a holder of such destroyed or defaced certificate may request the issue and delivery of a replacement certificate for such Convertible Bonds by submitting the destructed or defaced certificate for such Convertible Bonds; provided, however, that the provision above pertaining to loss of a Certificate for the Convertible Bonds relating to the Actual Convertible Bonds shall apply mutatis mutandis when it is difficult to determine whether or not such destroyed or defaced certificate for such Convertible Bonds is genuine.
22.	Expenses for delivery of replacement certificates for the Convertible Bonds

In the case of the issue and delivery of a replacement certificate for Convertible Bonds, the Company shall collect the actual expenses incurred therefor (including stamp duty) from the person who receives such replacement certificate.
23.	Handling of missing coupons
(1)	In the event of the missing of a coupon which is a certificate for the Convertible Bonds relating to the Actual Convertible Bonds submitted for redemption of the Bonds or for Exercise Request of the Stock Acquisition Rights and which is not due and payable (including a coupon becoming due and payable on the payment date if the Exercise Request is made on the date), such coupon shall be handled as follows.
(i)	In the case of redemption of the Bonds relating to the Actual Convertible Bonds, the remaining amount, which is the amount equivalent to the redemption amount deducted by the face value of such coupon , shall be paid.

(ii)	In the case of Exercise Request of the Stock Acquisition Rights relating to the Actual Convertible Bonds, a holder of such Actual Convertible Bonds shall pay the amount equivalent to the face value of the coupon at the Place for Acceptance of Exercise Request as provided in paragraph 29.
(2)	The holder of a coupon as described in the preceding item may request the administrative agents for payment of principal and interest relating to the Actual

Convertible Bonds as provided in paragraph 28 to pay the amount equivalent to the face value of such coupon in exchange for such coupon.
24.	Public notice to the Bondholders

If public notice is given to the Bondholders in connection with the Convertible Bonds, unless otherwise prescribed in any applicable laws and ordinances or the bond management agreement for the Convertible Bonds, such public notice shall be given by method provided in paragraph 20, item (3). If the commissioned company for Bondholders deems it necessary to give public notice for the benefit of the bondholders, it shall be given, by method provided in paragraph 20, item (3), as well as in one (1) or more daily newspapers circulated in Tokyo and Osaka, respectively.

25.	Bondholders’ meeting
(1)	The bondholders’ meeting for the Convertible Bonds and such bonds with stock acquisition rights as have a class (as defined by the Companies Act) identical to those of the Convertible Bonds (hereinafter collectively referred to as the “Convertible Bonds of the Relevant Class”) shall be convened by the Company or the commissioned company for Bondholders and public notice in respect of the holding of the bondholders’ meeting and the matters designated in Article 719 of the Companies Act shall be given at least three (3) weeks prior to the scheduled date of such meeting.

(2)	The bondholders’ meeting for the Convertible Bonds of the Relevant Class shall be held in Tokyo.

(3)	The bondholders who represent one tenth (1/10) or more of the aggregate principal amount of the Convertible Bonds of the Relevant Class (excluding the amount of the bonds that have been redeemed, and the total amount of the Convertible Bonds of the Relevant Class held by the Company shall not be included) may request that a bondholders’ meeting be convened, upon the presentation to the Company or the commissioned company for Bondholders of the certificates for the Convertible Bonds of the Relevant Class or the notice as stipulated in Article 222, Paragraph 3 of the Book-Entry Transfer Act and submission of a document to the Company or the commissioned company for Bondholders which states the subject matters of the bondholders’ meeting and the grounds for convocation.
26.	Date of Delivery of Stock Acquisition Rights

October 1, 2011

27.	Book-entry transfer institution relating to the Book-Entry Convertible Bonds Japan Securities Depository Center Inc.

28	Administrative agents for payment of principal and interest relating to the Actual Convertible Bonds (places for payment of principal and interest)

The Sumitomo Trust and Banking Co., Ltd.	(Head office, Tokyo business department and branch offices in Sapporo, Sendai, Yokohama, Shizuoka, Nagoya, Niigata, Kanazawa, Kyoto, Kobe, Okayama, Hiroshima, Matsuyama, Fukuoka and Kumamoto)

Nomura Securities Co., Ltd.	(Head office and Osaka branch office)

Cosmo Securities Co., Ltd.	(Head office and Tokyo branch office)

Mizuho Securities Co., Ltd.	(Head office)

Mizuho Investors Securities Co., Ltd.	(Head office and Osaka branch office)

H. S. Securities Co., Ltd.	(Head office)
29.	Place for acceptance of Exercise Request

Administrator of shareholder registry

The Sumitomo Trust and Banking Co., Ltd. Stock Transfer Agency Department.

30.	Payment of principal and interest relating the Book-Entry Convertible Bonds

Payment of the principle of and the interest on the Book-Entry Convertible Bonds shall be paid in accordance with the Book-Entry Transfer Act and the operational rules, etc. established by the book-entry transfer institution.

31	Place for agent administration for Exercise Requests relating to the Actual Convertible Bonds

The Sumitomo Trust and Banking Co., Ltd.	(Head office, Tokyo business department and domestic branch offices)

Nomura Securities Co., Ltd.	(Head office and domestic branch offices)

Cosmo Securities Co., Ltd.	(Head office and domestic branch offices)

Mizuho Securities Co., Ltd.	(Head office)

Mizuho Investors Securities Co., Ltd.	(Head office and domestic branch offices)

H. S. Securities Co., Ltd.	(Head office)